UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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JARDEN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

To Be Held On May 30, 2013

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of Jarden Corporation (the “Company”), which will be held on Thursday May 30, 2013 at 10:00 a.m., local time, at 555 Theodore Fremd Avenue, Rye, New York 10580, for the following purposes:

1.	To elect three (Class II) directors to serve on the Board of Directors (the “Board”) for a term of three years expiring at the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal 1);

2.	To adopt and approve the Jarden Corporation 2013 Stock Incentive Plan (Proposal 2);

3.	To adopt and approve the Jarden Corporation 2013 Employee Stock Purchase Plan (Proposal 3);

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (Proposal 4);

5.	To hold an advisory vote on executive compensation (Proposal 5);

6.	To consider a stockholder proposal to declassify the Board (Proposal 6); and

7.	To transact such other business as may properly be brought before the Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on April 5, 2013 shall be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

Stockholders are cordially invited to attend the Meeting. Your vote is important. Please submit a proxy as soon as possible so that your shares can be voted at the Meeting. Submitting the enclosed form of proxy will appoint Martin E. Franklin and Ian G.H. Ashken as your proxies. You may submit your proxy by mail, Internet or telephone. You may revoke your proxy and vote in person if you decide to attend the Meeting. For instructions, please refer to page 2 of the Proxy Statement or the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 30, 2013: This Proxy Statement, along with our 2012 Annual Report to Stockholders, are available at www.envisionreports.com/jah.

By order of the Board of Directors

/s/ Martin E. Franklin
Martin E. Franklin, Executive Chairman

April 15, 2013

JARDEN CORPORATION

555 Theodore Fremd Avenue

Rye, New York 10580

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

May 30, 2013

INTRODUCTION

PROXY SOLICITATION AND GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and the enclosed form of proxy (the “Proxy Card”) are being furnished to the holders (the “Stockholders”) of common stock, par value $0.01 per share (the “Common Stock”), of Jarden Corporation, a Delaware corporation (the “Company,” “we,” or “us”), in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of the Company for use at the 2013 Annual Meeting of Stockholders of the Company to be held on Thursday, May 30, 2013 at 555 Theodore Fremd Avenue, Rye, New York 10580 at 10:00 a.m., local time, and at any adjournment or postponement thereof (the “Meeting”). These proxy materials are being distributed and/or made available to Stockholders on or about April 15, 2013.

At the Meeting, Stockholders will be asked:

1.	To elect three (Class II) directors to serve on the Board of Directors for a term of three years expiring at the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal 1);

2.	To adopt and approve the Jarden Corporation 2013 Stock Incentive Plan (Proposal 2);

3.	To adopt and approve the Jarden Corporation 2013 Employee Stock Purchase Plan (Proposal 3);

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (Proposal 4);

5.	To hold an advisory vote on executive compensation (Proposal 5);

6.	To consider a stockholder proposal to declassify the Board of Directors (Proposal 6); and

7.	To transact such other business as may properly be brought before the Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 5, 2013 as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting. Each Stockholder will be entitled to one vote for each share of Common Stock held as of the record date on all matters to come before the Meeting and may vote in person, via Internet or telephone or by proxy authorized in writing.

Internet Availability of Proxy Materials

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide Stockholders access to its proxy materials over the Internet. Accordingly, the Company has sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain Stockholders. The Notice includes instructions on how to access the proxy materials over the Internet, how to request a printed copy of these materials, and how to vote the shares. In addition, by following the instructions in the Notice,

Stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. By furnishing the Notice and providing access to the proxy materials through the Internet, the Company is lowering the costs and reducing the environmental impact of the Meeting.

Proxies and Voting

Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with instructions contained therein. When voting to elect directors (Proposal 1), you may vote for all nominees, vote for only some of the nominees, or withhold authority to vote for all or some of the nominees. When voting on the proposals (i) to adopt and approve the Jarden Corporation 2013 Stock Incentive Plan (Proposal 2), (ii) to adopt and approve the Jarden Corporation 2013 Employee Stock Purchase Plan (Proposal 3), (iii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (Proposal 4); (iv) to approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 5); and (v) to consider a stockholder proposal to declassify the Board of Directors (Proposal 6), you may vote FOR the proposal, AGAINST the proposal, or ABSTAIN from voting.

If the Proxy Card is signed and returned without instructions, the shares will be voted FOR the election of each nominee for director named herein (Proposal 1); FOR the adoption and approval of the Jarden Corporation 2013 Stock Incentive Plan (Proposal 2); FOR the adoption and approval of the Jarden Corporation 2013 Employee Stock Purchase Plan (Proposal 3); FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (Proposal 4); FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 5); and AGAINST the declassification of our Board of Directors (Proposal 6).

Voting

Stockholders are requested to complete, sign, date and promptly return the Proxy Card in the enclosed envelope (if you received these materials by mail) or to vote by Internet or telephone by following the instructions on the Proxy Card or the Notice.

Most beneficial owners whose stock is held in street name do not receive the Proxy Card. Instead, they receive voting instruction forms from their bank, broker or other agent. Beneficial owners may also be able to vote by telephone or the Internet to the extent permitted by their bank, broker or other agent. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.

The method of voting used will not limit a Stockholder’s right to attend the Meeting.

Revocation of Proxy

A Stockholder who so desires may revoke its proxy at any time before it is voted at the Meeting by: (i) delivering written notice to the Company (attention: Secretary); (ii) timely delivery of a valid, later-dated proxy by Internet, telephone or mail; or (iii) casting a ballot at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Beneficial owners who hold their stock in street name cannot revoke their proxies in person at the Meeting because the Stockholders of record who have the right to cast the votes will not be present. If they wish to change their votes after returning voting instructions, beneficial owners should contact their bank, broker or other agent before the Meeting to determine whether they can do so.

Voting on Other Matters

If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date of this Proxy Statement, we do not know of any other matters to be raised at the Meeting.

Record Date; Shares Outstanding and Entitled to Vote

Only Stockholders as of the close of business on April 5, 2013 (the “Record Date”) are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. As of the Record Date, there were 107,512,669 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote.

On March 18, 2013, the Company effected a 3-for-2 stock split for Stockholders of record on February 25, 2013. All share amounts and prices per share reported in this Proxy Statement as of a date prior to March 18, 2013 are reported on a pre-stock split basis.

Quorum; Required Votes

The presence at the Meeting, in person or by duly authorized proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Meeting, shall constitute a quorum for this Meeting.

Abstentions are counted as present and entitled to vote for purposes of determining whether a quorum exists. “Broker non-votes” are counted as present for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Under New York Stock Exchange (“NYSE”) rules, nominees have such discretion to vote absent instructions with respect to certain “routine” matters, such as the ratification of independent auditors, but not with respect to matters that are considered “non-routine,” such as, the election of directors and approval, on an advisory basis, of the compensation of the Company’s named executive officers. Accordingly, if you are a beneficial stockholder and your broker holds your shares in its name, the broker is permitted to vote your shares on Proposal 4 even if the broker does not receive voting instructions from you. However, without voting instructions from you, your broker will not be able to vote your shares on Proposals 1, 2, 3, 5, and 6.

The affirmative vote of a plurality of the votes present in person or represented by proxy and entitled to vote is necessary for the election of directors (Proposal 1). The affirmative vote of a majority of the votes in person or represented by proxy entitled to vote is necessary for (i) the adoption and approval of the Jarden Corporation 2013 Stock Incentive Plan (Proposal 2); (ii) the adoption and approval of the Jarden Corporation 2013 Employee Stock Purchase Plan (Proposal 3); (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (Proposal 4); (iv) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 5); and (v) the approval of the stockholder proposal to declassify our Board of Directors (Proposal 6).

Since the affirmative vote of a plurality of votes present in person or represented by proxy and entitled to vote is required for the election of directors (Proposal 1), abstentions and “broker non-votes” will have no effect on the outcome of such election. Since the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote is necessary for (i) the adoption and approval of the Jarden Corporation 2013 Stock Incentive Plan (Proposal 2); (ii) the adoption and approval of the Jarden Corporation 2013 Employee Stock Purchase Plan (Proposal 3); (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (Proposal 4);

(iv) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 5); and (v) the approval of the stockholder proposal to declassify our Board of Directors (Proposal 6), abstentions will have the same effect as a negative vote, but “broker non-votes” will have no effect on the vote. However, for purposes of the NYSE requirements that at least a majority of the outstanding shares of our Common Stock cast votes on the proposal to adopt and approve the Jarden Corporation 2013 Stock Incentive Plan (Proposal 2), abstentions will count as a vote cast, but “broker non-votes” will not.

Votes at the Meeting will be tabulated by an inspector of elections appointed by the Company or the Company’s transfer agent.

Proxy Solicitation

This solicitation is being made by the Company. All expenses incurred by the Company in connection with this solicitation will be borne by the Company. Directors, officers and employees of the Company also may solicit proxies from Stockholders by mail, telephone, telegram, electronic transmission, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. We have retained the proxy solicitation firm of Alliance Advisors, LLC to assist us in the distribution and solicitation of proxies, and we intend to pay a fee of approximately $22,500, plus reasonable expenses, for these services. In accordance with the regulations of the SEC and the NYSE, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our Common Stock as of the Record Date.

List of Stockholders

In accordance with the Delaware General Corporation Law (the “DGCL”), a list of Stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, for any purpose germane to the Meeting, between the hours of 10:00 a.m. and 5:00 p.m., local time, at our offices located at 555 Theodore Fremd Avenue, Rye, New York 10580.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed except as required by law.

No Appraisal Rights

Stockholders will have no rights of appraisal under the DGCL in connection with the proposals to be considered at the Meeting.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTE BY INTERNET OR TELEPHONE TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE RETURN YOUR EXECUTED PROXY CARD PROMPTLY.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of April 5, 2013 by (i) each person or entity known to us owning beneficially 5% or more of our Common Stock (the holdings of certain unrelated entities listed below are generally based on shareholdings disclosed in their public filings), (ii) each of our current directors and nominees for the Board of Directors, (iii) each of our Named Executive Officers set forth below in the Summary Compensation Table, and (iv) all current directors and executive officers as a group. Unless otherwise noted, shares are owned directly or indirectly with sole voting and investment power. Unless otherwise indicated, the address of each person named in the table below is c/o Jarden Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580.

	Common Stock
Name and Address	Shares Beneficially Owned (1)		Percent of Common Stock (2)
FMR LLC 82 Devonshire Street Boston, MA 020109	11,706,573	(3)	10.9%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	7,185,528	(4)	6.7%

TIAA-CREF Investment Management, LLC/Teachers Advisors, Inc. 730 Third Avenue New York, NY 10017	6,923,374	(5)	6.4%

Horizon Kinetics LLC 470 Park Avenue South, 4th Floor New York, NY 10016	5,919,394	(6)	5.5%

Martin E. Franklin	4,680,384		4.4%

Ian G.H. Ashken	1,166,940		1.1%

James E. Lillie	637,081		*

William J. Grant	10,500		*

Michael S. Gross	61,500		*

Richard J. Heckmann	92,208		*

William P. Lauder	25,500		*

Irwin D. Simon	47,404	(7)	*

Robert L. Wood	72,529	(8)	*

John E. Capps	148,350		*

Richard T. Sansone	172,557		*

All directors, nominees for directors, and executive officers as a group (14 persons)	7,345,149	(9)	6.8%

* Less than 1%

(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of any share of Common Stock that such person has voting or investment power over or has the right to acquire within 60 days. The number of shares reflected in the table and the related footnotes reflect the 3-for-2 stock split of our Common Stock effected on March 18, 2013.

(2)	Percent of class is based on the Common Stock outstanding and entitled to vote as of April 5, 2013, plus for each named person, the number of shares of Common Stock not outstanding but for which such person is deemed to have “beneficial ownership” of as described in footnote (1). There were 107,512,669 shares outstanding and entitled to vote as of April 5, 2013.

(3)	Based solely on Schedule 13G/A filed with the SEC on February 14, 2013.

(4)	Based solely on Schedule 13G filed with the SEC on January 30, 2013.

(5)	Based solely on Schedule 13G/A filed with the SEC on February14, 2013.

(6)	Based solely on Schedule 13G filed with the SEC on January 25, 2013.

(7)	Includes 21,375 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(8)	Includes 30,375 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(9)	Includes 51,750 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days by the directors and executive officers reflected above. Includes 30,375 shares held by or subject to outstanding options to purchase Common Stock which are exercisable within 60 days by the three executive officers who are not reflected above.

INFORMATION REGARDING

BOARD OF DIRECTORS AND COMMITTEES

Statement on Corporate Governance

The Company maintains formal corporate governance standards. The Company has reviewed internally and with the Board of Directors the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules of the SEC and the NYSE’s corporate governance listing standards regarding corporate governance policies and processes and is in compliance with such rules and listing standards. The Company has adopted charters for its Audit Committee, Compensation Committee and Nominating and Policies Committee and implemented a Governance Principles and Code of Conduct Policy, Business Conduct and Ethics Policy and Insider Trading Policy. You can access all of these documents on the “Governance” page of the Company’s website, www.jarden.com, or by writing to us at Jarden Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580, Attention: Secretary.

In accordance with the NYSE corporate governance listing standards, our Governance Principles and Code of Conduct Policy requires the Board of Directors to designate a non-executive lead director (the “Lead Independent Director”) to preside over non-executive sessions and perform any duties more appropriately performed by an independent director which would otherwise be performed by the Chairman of the Board of Directors. Michael S. Gross has been designated as the Lead Independent Director. The Company’s non-management directors meet at least once per year in a non-executive session without management at which Mr. Gross presides. Stockholders and other interested parties may communicate with the Company’s Lead Independent Director or the non-management directors as a group either by writing to Michael S. Gross, c/o Jarden Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580 or by sending an e-mail to BOD@jarden.com. Correspondence received will be forwarded to Mr. Gross promptly. The Board of Directors has directed that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as:

•	spam;

•	junk mail and mass mailings;

•	product inquiries and suggestions;

•	resumes and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any outside director upon request.

Independence of Directors

Our Governance Principles and Code of Conduct Policy requires that a majority of the directors satisfy the independence requirements of the SEC and the NYSE. The NYSE rules require the Board to evaluate the independence of its directors at least annually. In general, “independent” means that the director shall have no material relationship with the Company or any member of the senior management of the Company. In performing their duties, directors must hold themselves free of any interest, influence or relationship with respect to any activity which could impair their judgment or objectivity in the course of their service to the Company. The policy establishes a mandatory retirement age of 70 for independent directors. It also urges independent directors with more than one year of service to own at least 1,000 shares of Common Stock of the Company. Based on the aforementioned standards, the Board of Directors has determined that each of the following non-

employee directors is independent and has no relationship with the Company, except as a director and stockholder of the Company:

(1) William J. Grant	(5) Irwin D. Simon

(2) Michael S. Gross	(6) Robert L. Wood

(3) Richard J. Heckmann

(4) William P. Lauder

In addition, based on such standards, the Board of Directors has determined that: (a) Martin E. Franklin is not independent because he is the Executive Chairman of the Company; (b) Ian G.H. Ashken is not independent because he is the Vice Chairman and Chief Financial Officer (“CFO”) of the Company; and (c) James E. Lillie is not independent because he is the Chief Executive Officer (“CEO”) of the Company.

In addition to the foregoing, our Governance Principles and Code of Conduct Policy also provides for:

•	reviewing and approving a succession plan for the CEO of the Company at least annually;

•	the Board of Directors reviewing and assessing its own performance at least annually; and

•	the right of the Board of Directors to hire its own advisors to assist the Board in performing its duties without obtaining the approval of management.

During 2012, the Board of Directors held ten meetings. The Board of Directors has standing Compensation, Nominating and Policies, and Audit Committees. During 2012, each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors on which he served, and which were held during his period of service. The Compensation and Nominating and Policies Committees do not meet on a regular basis, but only as circumstances require. In accordance with our Governance Principles and Code of Conduct Policy, the Board of Directors met at least once in 2012 to review executive succession planning. For more details of our succession planning guidelines, please see our Governance Principles and Code of Conduct Policy on the “Governance” page of the Company’s website, www.jarden.com. The Company does not have a formal policy as to Board of Directors attendance at our annual meetings of Stockholders. Three of our directors attended our last annual meeting of Stockholders.

Board Leadership Structure

In 2010, as part of our review of our corporate governance, the Board re-evaluated the Company’s leadership structure to ensure that it remains optimal for the Company and its Stockholders. The Board determined that separating the roles of Chairman and CEO: (i) permits more effective assessment of the CEO’s performance; (ii) provides a more effective means for the Board to express its views on our management; and (iii) enables the Chairman to focus more on our corporate governance, strategy and serving stockholders’ interests, while allowing the CEO to focus more directly on managing the Company’s day-to-day operations. The Board believes this leadership structure fosters effective governance and oversight of our Company by the Board. In June 2011, Martin E. Franklin, formerly our Chairman and CEO, became our Executive Chairman, and James E. Lillie, formerly our President and Chief Operating Officer, became our CEO.

Board Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, provides risk oversight. In its risk oversight role, the Board of Directors must satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed, including assessing major risk factors relating to the Company and its performance and reviewing measures to address and mitigate risks. While the full Board of Directors is charged with overseeing risk management, various committees of the Board of Directors and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and operational risks and receives regular reports from senior management who handle different risks in the business regarding comprehensive organizational risk as well as particular areas of concern. Additionally, the Compensation Committee monitors and assesses the various risks associated with compensation policies and oversees incentives that encourage a level of risk-taking consistent with our overall strategy.

Compensation Committee

The Compensation Committee reviews recommendations for executive compensation, including incentive compensation and stock incentive plans and makes recommendations to the Board of Directors concerning levels of executive compensation and adoption of incentive and stock plans. Pursuant to its charter, the Compensation Committee’s authority generally includes the authority to do each of the following:

•	To assist the Board of Directors in developing and evaluating potential candidates for executive positions, including the CEO, and to oversee the development of executive succession plans.

•

To review and approve corporate goals and objectives with respect to compensation for the Company’s CEO, evaluate the CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determine and approve the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee shall consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s CEO in past years.

•

To make recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans. The Compensation Committee shall also provide oversight of management’s decisions concerning the performance and compensation of other Company executive officers.

•

To review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board of Directors as needed. The Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans.

•	To produce the Compensation Committee Report on executive compensation to be included in the Company’s proxy statement.

•	To review on an annual basis director compensation and benefits.

The Compensation Committee has the authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee may deem appropriate in its sole discretion.

The Compensation Committee consists of Messrs. Simon (Chairman), Gross and Heckmann. All of the members of the Compensation Committee meet the independence standards contained in the NYSE corporate governance rules. The Compensation Committee met three times during 2012.

Nominating and Policies Committee

The purpose of the Nominating and Policies Committee is to identify, evaluate and nominate qualified candidates for election to the Board of Directors. The Nominating and Policies Committee considers all qualified candidates identified by members of the committee, by other members of the Board of Directors and by senior management. The Nominating and Policies Committee will also consider nominees recommended by Stockholders. The names, resumes and biographical information of such nominees should be forwarded to the Secretary, Jarden Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580, who will submit them to the Nominating and

Policies Committee for its consideration. See the section titled “Other Matters – Proposals by Stockholders” for more information on Stockholder nominations of candidates for election to the Board of Directors.

The Nominating and Policies Committee is also responsible for (i) developing and recommending to the Board of Directors a set of corporate governance principles, (ii) periodically reviewing and reassessing the adequacy of those principles, (iii) recommending any proposed changes to the Board of Directors for approval and (iv) advising the Board of Directors on corporate governance matters as they arise.

The Nominating and Policies Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to the Company and its business, the skills and perspectives such candidate would bring to the Board of Directors and the personality or “fit” of such candidate with existing members of the Board of Directors and management. The Nominating and Policies Committee does not have a formal policy with regard to the consideration of diversity in identifying candidates for director. Nevertheless, the Nominating and Policies Committee’s evaluation of director candidates takes into account their ability to contribute to the diversity of age, background, experience, viewpoints, and other individual qualities and attributes represented on the Board, and the Nominating and Policies Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.

All members of the Board of Directors should possess the following minimum qualifications as determined by the Nominating and Policies Committee: fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; have a genuine interest in the Company; be committed to enhancing stockholder value; and have the ability and willingness to spend the time required to function effectively as a director of the Company.

The Nominating and Policies Committee may engage third-party search firms from time to time to assist it in identifying and evaluating nominees for director.

Based on its assessment of each candidate’s independence, skills and qualifications and the criteria described above, the Nominating and Policies Committee will make recommendations regarding potential director candidates to the Board of Directors.

The Nominating and Policies Committee consists of Messrs. Wood (Chairman), Lauder and Grant. All of the members of the Nominating and Policies Committee meet the independence standards contained in the NYSE corporate governance rules. The Nominating and Policies Committee met once during 2012.

Audit Committee

During 2012, the Audit Committee consisted of Messrs. Heckmann (Chairman), Grant and Wood. On February 23, 2013, Mr. Gross was replaced on the Audit Committee by Mr. Wood. Each of the current and former members of the Audit Committee satisfies the definition of independent director as established in the NYSE corporate governance rules. In accordance with Section 407 of the Sarbanes-Oxley Act, the Board of Directors determined that each of Messrs. Heckmann, Gross and Wood to be a “Financial Expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The duties of the Audit Committee are to: (a) recommend the appointment by the Board of Directors of the registered public accounting firm who shall conduct the annual audit of the Company; (b) assist the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices through review of accounting principles, policies, and changes thereto, financial statements, and general financial disclosure procedures; (c) maintain, through periodic meetings, a direct line of communication with the independent accountants to provide for exchanges of views and information; and (d) review management’s evaluation of the adequacy of the Company’s internal control structure and the extent to which major recommendations made by the independent accountants have been implemented. The number of meetings held during the year is set forth in the “Report of the Audit

Committee” included in this Proxy Statement. The Audit Committee is governed by a written Audit Committee Charter previously approved by the Board of Directors, which may be amended from time to time. The Audit Committee Charter is reviewed and reassessed by the Audit Committee and approved by the Board of Directors as needed but at least annually.

Section 301 of the Sarbanes-Oxley Act requires the Audit Committee to establish procedures for the receipt, retention and treatment of complaints received by the Company from its employees regarding perceived questionable accounting or auditing matters. The Company uses an independent third party to provide an 800 number for the receipt, recording and transcription of any complaints received.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has met and reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (as amended by Statement on Auditing Standards No. 90 and further amended by Statement on Auditing Standards No. 114), and the assessment of the Company’s internal control over financial reporting. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Public Company Accounting Oversight Board Rule 3526, Communications with Audit Committees Concerning Independence, which became effective on September 30, 2008 and supersedes Independence Standards Board No. 1. The Audit Committee also has considered whether the independent registered public accounting firm’s provisions of non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, and the overall quality of the Company’s financial reporting processes, the evaluation of the Company’s internal accounting controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during 2012.

In reliance on the reviews and discussions referred to above, the Audit Committee reviewed and, together with the other members of the Board of Directors, approved for filing with the SEC the Annual Report on Form 10-K for the year ended December 31, 2012, which included the Company’s audited financial statements for such year. The Audit Committee approved and the Board of Directors has also ratified and recommended the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Respectfully submitted by the following current and former members of the Audit Committee who participated in the Audit Committee deliberations discussed above in 2012.

Richard J. Heckmann (Chairman)

William J. Grant

Michael S. Gross (former member)

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

Compensation of Directors

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties on our Board and Board committees, as well as the skill-level required by the Company of members of the Board and the need to continue to attract highly qualified candidates to serve on our Board. Director compensation arrangements are reviewed annually to maintain such standards.

Director Summary Compensation Table

The following table summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2012:

Director Compensation (1)

	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
René-Pierre Azria (4)	$31,000	$—	—	—	—	—	$31,000
William J. Grant	62,000	134,680	—	—	—	—	196,680
Michael S. Gross	70,500	134,680	—	—	—	—	205,180
Richard J. Heckmann	72,500	134,680	—	—	—	—	207,180
William P. Lauder	62,000	134,680	—	—	—	—	196,680
Irwin D. Simon	69,500	134,680	—	—	—	—	204,180
Robert L. Wood	74,500	134,680	—	—	—	—	209,180

(1)	Martin E. Franklin, the Company’s Executive Chairman, Ian G.H. Ashken, the Company’s Vice Chairman and Chief Financial Officer, and James E. Lillie, the Company’s Chief Executive Officer, are not included in this table as they are employees of the Company and thus receive no compensation for their service as directors. The compensation for Messrs. Franklin, Ashken and Lillie as employees of the Company is shown in the Summary Compensation Table.

(2)

Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC Topic 718”). As of December 31, 2012, each director has the following aggregate number of unvested restricted stock or restricted stock awards held by such director as follows: René-Pierre Azria, none; William J. Grant, 3,500, all of which were granted on May 17, 2012 at a grant date fair value of $134,680 or $38.48 per share; Michael S. Gross, 3,500, all of which were granted on May 17, 2012 at a grant date fair value of $134,680 or $38.48 per share; Richard J. Heckmann, 3,500, all of which were granted on May 17, 2012 at a grant date fair value of $134,680 or $38.48 per share; William P. Lauder, 3,500, all of which were granted on May 17, 2012 at a grant date fair value of $134,680 or $38.48 per share; Irwin D. Simon, 3,500, all of which were granted on May 17, 2012 at a grant date fair value of $134,680 or $38.48 per share; and Robert L. Wood, 3,500, all of which were granted on May 17, 2012 at a grant date fair value of $134,680 or $38.48 per share. For complete beneficial ownership information of the stock of our directors, see “Security Ownership of Certain Beneficial Owners and Management.” For a discussion of the valuation assumptions, see Note 13 to our audited financial statements for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K filed with the SEC on February 27, 2013.

(3)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. There were no options granted in 2012; however, as of December 31, 2012, the aggregate number of unexercised options (vested and unvested) held by each director was as follows: René-Pierre Azria, 20,250; William J. Grant, none; Michael S. Gross, none; Richard J. Heckmann, none; William P. Lauder, none; Irwin D. Simon, 14,250 and Robert L. Wood, 20,250, with exercise prices for all such options varying from $2.43 to $37.99. For complete beneficial ownership information of the stock of our directors, see “Security Ownership of Certain Beneficial Owners and Management.” For a discussion of the valuation assumptions, see Note 13 to our audited financial statements for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K filed with the SEC on February 27, 2013.

(4)	Mr. Azria did not seek re-election to the Board of Directors at the 2012 Annual Meeting of Stockholders.

Discussion of Director Compensation

Directors who are also employees of the Company receive no additional compensation for their service on the Board or on any Board committee.

Cash Compensation

In 2012, each non-employee director received a flat retainer of $60,000 per year, payable quarterly. In 2012, the chairman of each of the Audit and Compensation Committees received an additional $12,500. In 2012, the chairman of the Nominating and Policies Committee and the Lead Independent Director received an additional $7,500. In 2012, each member of any Board committee, who is not also the chairman, received an additional $2,000 per year.

Stock Awards

Non-employee directors of the Company are also eligible to receive stock option grants and restricted stock awards under the Company’s 2009 Stock Incentive Plan. On May 17, 2012, each of the then current non-employee directors of the Company was awarded 3,500 shares of restricted stock under the 2009 Stock Incentive Plan. The restrictions on these restricted stock awards lapse on June 17, 2013.

In total, during the fiscal year ended December 31, 2012, 21,000 shares of restricted stock were awarded to non-employee directors serving on the Board during 2012, all of which were awarded pursuant to the 2009 Stock Incentive Plan.

Stock Ownership Guidelines

All of our directors are expected to have a personal investment in the Company through their ownership of our shares. As a guideline, each director is urged to own at least 1,000 shares of our Common Stock. All of our directors currently meet our director stock ownership guidelines.

Indemnification

We indemnify our directors and elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. Our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Second Amended and Restated Bylaws (the “Bylaws”), provide that we will indemnify any of our directors and officers against any and all costs, expenses or liabilities incurred by them by reason of having been a director or officer.

Involvement in Certain Legal Proceedings

To the knowledge of the Company, no director, executive officer, or person nominated to become a director or executive officer has within the last ten years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business or property of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time; (ii) been convicted in a criminal proceeding or currently named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting his or her involvement in the following activities: (a) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (b) engaging in any type of business practice; or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; (iv) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described above under (iii)(a), or to be associated with persons engaged in any such activity; (v) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been subsequently reversed, suspended or vacated; (vi) was the subject of, or party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (a) any federal or state securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (vii) was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

The Company is not aware of any material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficial owner of more than 5% of any class of the Company’s voting securities, or any associate of any such director, executive officer or affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

PROPOSAL 1

ELECTION OF DIRECTORS

The Certificate of Incorporation provides that the maximum number of directors shall be ten and the minimum number shall be two. The Board of Directors of the Company is divided into three classes of directors having staggered three-year terms of office. The Bylaws of the Company provides that the number of members constituting the entire Board of Directors is ten. Currently, there are nine individuals serving as members of the Board of Directors. The proxies solicited hereby cannot be voted for a greater number of persons than the number of nominees named herein, of which there are three only. At each annual meeting of Stockholders, the successor of each director whose term expires at that annual meeting is elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of his or her election, or until his or her successor has been elected and qualified in accordance with the Certificate of Incorporation and Bylaws. Pursuant to the Certificate of Incorporation, in general, any vacancies on our Board of Directors resulting from death, retirement, resignation, disqualification, removal or other cause may be filled by an affirmative vote of a majority of the remaining directors then in office.

The terms of office of the Class II directors, consisting of Ian G.H. Ashken, William P. Lauder and Robert L. Wood, expire at this Meeting and each of Messrs. Ashken, Lauder and Wood is nominated for re-election. The terms of office of the Class III directors, consisting of Richard J. Heckmann, William J. Grant and Irwin D. Simon expire at the 2014 annual meeting. The terms of office of the Class I directors, consisting of Martin E. Franklin, James E. Lillie and Michael S. Gross, expire at the 2015 annual meeting. There are no family relationships among any of the directors or executive officers of the Company.

Unless otherwise specified, each proxy received will be voted for the election as directors of Messrs. Ashken, Lauder and Wood to serve until the 2016 annual meeting or until their successors shall have been duly elected and qualified. Each of these three nominees has consented to be named a nominee in this Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the Bylaws of the Company. At present, it is anticipated that each nominee will be a candidate.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Policies Committee and the Board of Directors focused primarily on the information discussed in each of the director’s individual biographies set forth below, which contains information regarding the person’s service as a director, business experience and director positions held currently or at any time during the last five years. The Nominating and Policies Committee conducted performance evaluations on the members of our Board of Directors serving during fiscal 2012 and reported the results to the Board of Directors. The Nominating and Policies Committee and Board of Directors determined that each of Messrs. Ashken, Lauder and Wood was an effective and committed member of the Board of Directors and, therefore, that such directors up for re-election should be proposed for re-election.

The following persons have been nominated as Class II directors:

Name	Age	Director Since	Business Experience
Ian G.H. Ashken	52	2001	Mr. Ashken is the Company’s Co-Founder and serves as Vice Chairman and Chief Financial Officer of the Company. Until February 15, 2007, Mr. Ashken was also Secretary of the Company. Mr. Ashken was appointed to the Board of Directors on June 25, 2001 and became Vice Chairman, Chief Financial Officer and Secretary effective September 24, 2001. Mr. Ashken is also a principal and executive officer of a number of private investment entities. Mr. Ashken also served as the Vice Chairman and/or Chief Financial Officer of three public companies, Benson Eyecare Corporation, Lumen Technologies, Inc. and Bollé Inc. between 1992 and 2000. Mr. Ashken also serves as a director of Phoenix Group Holdings. During the last five years, Mr. Ashken also previously served as a director of one other public company, GLG Partners, Inc.

William P. Lauder	53	2011	Mr. Lauder is Executive Chairman of The Estée Lauder Companies Inc. and, in such role, he is Chairman of the Board of Directors. Mr. Lauder was Chief Executive Officer of The Estée Lauder Companies Inc. from March 2008 through June 2009 and President and Chief Executive Officer from July 2004 through February 2008. From January 2003 through June 2004, Mr. Lauder was Chief Operating Officer. From July 2001 through 2002, Mr. Lauder was Group President responsible for the worldwide business of the Clinique and Origins brands and the retail store and online operations of The Estée Lauder Companies Inc. Mr. Lauder is a member of the Boards of Trustees of The University of Pennsylvania and The Trinity School in New York City and the Board of Directors of the 92nd Street Y. He also serves as Chairman of the Board of the Fresh Air Fund. During the last five years, Mr. Lauder was also a director of GLG Partners, Inc. and True Temper Sports, Inc.

Robert L. Wood	58	2000	Mr. Wood is the former Chairman, President and CEO of Chemtura Corporation. Prior to Chemtura, Mr. Wood spent 27 years in various management positions at the Dow Chemical Company. He is currently a private investor and industry consultant. Mr. Wood also serves as a director of Praxair, Inc.

The Board of Directors unanimously recommends that Stockholders vote “FOR” each of the persons nominated by the Board of Directors to serve as Class II Directors.

The terms of the following Class III directors expire at the 2014 annual meeting:

Name	Age	Director Since	Business Experience
Richard J. Heckmann	69	2007	Mr. Heckmann is Executive Chairman of the Board of Heckmann Corporation since November 2012 and was previously Chairman and Chief Executive Officer since May 2007. From February 2007 to August 2007, Mr. Heckmann was the Executive Chairman of K2 Inc. (“K2”), and from April 2000 to August 2007, he was the Chairman of the Board of Directors of K2. Previously, he served as the Chief Executive Officer of K2 from October 2002 through February 2007. Mr. Heckmann retired as Chairman of Vivendi Water, an international water products group of Vivendi S.A., a worldwide utility and communications company with headquarters in France, in June 2001. During the last five years, Mr. Heckmann also previously served as a director of K2.

Irwin D. Simon	54	2002	Mr. Simon is the Chairman, Chief Executive Officer and President of Hain Celestial Group, Inc., a leading natural and organic products company and a NASDAQ listed company (“Hain Celestial”). Mr. Simon is Hain Celestial’s Founder and has been Chief Executive Officer and President of Hain Celestial, as well as a director, of Hain Celestial since its inception. He was appointed Chairman of the Board of Directors of Hain Celestial in April 2000. From December 1990 through December 1992, Mr. Simon was employed in various marketing capacities with Slim-Fast Foods Company, a national marketer of meal replacement and weight loss food supplements. Mr. Simon also serves as a director of Yeo Hiap Seng Ltd, a Singapore public company. During the last five years, Mr. Simon also previously served as a director of Marathon Acquisition Corp.

William J. Grant	67	2011	Mr. Grant has been a partner in the law firm of Winston & Strawn LLP since February 2011. Prior to joining Winston & Strawn LLP, Mr. Grant was a partner in the law firm of Willkie Farr & Gallagher LLP.

The terms of the following Class I directors expire at the 2015 annual meeting:

Name	Age	Director Since	Business Experience
Martin E. Franklin	48	2001	Mr. Franklin is the Company’s Founder and serves as Executive Chairman of the Company. Mr. Franklin was appointed to the Board of Directors on June 25, 2001 and served as Chairman and Chief Executive Officer from September 24, 2001 until June 13, 2011, at which time he began service as Executive Chairman. Mr. Franklin is also a principal and executive officer of a number of private investment entities. Mr. Franklin also served as the Chairman and/or Chief Executive Officer of three public companies, Benson Eyecare Corporation, Lumen Technologies, Inc. and Bollé Inc. between 1992 and 2000. Mr. Franklin also serves as a director of Promotora de Informaciones, S.A. (successor to Liberty Acquisition Holdings Corp.) and Burger King Worldwide, Inc. During the last five years, Mr. Franklin also previously served as a director of the following public companies: Apollo Investment Corporation, Liberty Acquisition Holdings (International) Company, GLG Partners, Inc., Kenneth Cole Productions, Inc. and Justice Holdings Limited.

James E. Lillie	51	2011	Mr. Lillie is Chief Executive Officer of the Company. Mr. Lillie joined the Company in August 2003 as Chief Operating Officer and assumed the additional title and responsibilities of President effective January 2004. Mr. Lillie served as President and Chief Operating Officer until June 13, 2011, at which time he began service as Chief Executive Officer. From 2000 to 2003, Mr. Lillie served as Executive Vice President of Operations at Moore Corporation, Limited, a diversified commercial printing and business communications company. From 1999 to 2000, Mr. Lillie served as Executive Vice President of Operations at Walter Industries, Inc., a Kohlberg, Kravis, Roberts & Company (“KKR”) portfolio company. From 1990 to 1999, Mr. Lillie held a succession of senior level management positions across a variety of disciplines, including human resources, manufacturing, finance and operations at World Color, Inc., another KKR portfolio company.

Michael S. Gross	51	2007	Since December 2010, Mr. Gross has been the Chairman of the Board of Directors, Chief Executive Officer and President of Solar Senior Capital Ltd. Since March 2007, Mr. Gross has served as the Chairman and Chief Executive Officer of Solar Capital Ltd., a finance company focusing on debt and equity investments in leveraged companies. Mr. Gross was co-chairman of the investment committee of Magnetar Financial LLC, an investment management firm, and a senior partner in Magnetar Capital Partners LP, the holding company for Magnetar Financial LLC, from July 2006 to April 2009. Mr. Gross was the Chairman, Chief Executive Officer, and Secretary of Marathon Acquisition Corp. from April 2006 to August 2008. Between February 2004 and February 2006, Mr. Gross was the President and Chief Executive Officer of Apollo Investment Corporation (“AIC”), a publicly traded business development company, and was the managing partner of Apollo Investment

Name	Age	Director Since	Business Experience
Management, L.P. (“AIM”), a leading private equity firm which he founded in 1990 and the investment adviser to AIC. From 1990 to February 2006, Mr. Gross was a senior partner at AIM. Mr. Gross currently serves on the board of directors of Saks Incorporated and is chairman of the board of Global Ship Lease, Inc. During the last five years, Mr. Gross also previously served as a director of Alternative Asset Management Acquisition Corp., Marathon Acquisition Corp. and United Rentals, Inc.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age and position of each of our executive officers as of March 31, 2013. The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors of the Company.

Name	Age	Position
Martin E. Franklin	48	Executive Chairman
Ian G.H. Ashken	52	Vice Chairman and Chief Financial Officer
James E. Lillie	51	Chief Executive Officer
John E. Capps	48	Executive Vice President, General Counsel and Secretary
Richard T. Sansone	46	Executive Vice President, Finance
Patricia J. Gaglione	52	Senior Vice President, Business Operations and Supply Chain
Patricia A. Mount	56	Senior Vice President, Finance
J. David Tolbert	52	Senior Vice President, Human Resources and Corporate Risk

See the table of nominees for election as directors for biographical data with respect to Martin E. Franklin, Ian G.H. Ashken and James E. Lillie. See the narrative description of the employment agreements for Martin E. Franklin, Ian G.H. Ashken, James E. Lillie, John E. Capps and Richard T. Sansone for further details with respect to the terms of their respective positions and employment.

John E. Capps. Mr. Capps is Executive Vice President, General Counsel and Secretary of the Company. Mr. Capps has been with the Company since January 2005. From 2003 to 2005, Mr. Capps was with American Household, Inc. which was acquired by the Company in January 2005. Prior to 2003, Mr. Capps was in private law practice with the firm Sullivan & Cromwell LLP.

Richard T. Sansone. Mr. Sansone is the Executive Vice President, Finance of the Company. Mr. Sansone has been with the Company since December 2005. Prior to joining the Company, he most recently served as Senior Vice President, Controller and Chief Accounting Officer of RR Donnelley and Sons (formerly, Moore Corporation, Limited), from April 2001 to December 2005. From 1992 to 2001, Mr. Sansone was with PricewaterhouseCoopers, LLP where he was an Audit Senior Manager.

Patricia J. Gaglione. Ms. Gaglione is our Senior Vice President, Business Operations and Supply Chain. Ms. Gaglione joined the Company in January 2005 as Vice President, Supply Chain and was promoted to her current position in January 2009. Prior to joining the Company, Ms. Gaglione most recently served as Vice President, Sourcing for RR Donnelley and Sons (formerly, Moore Corporation, Limited), from May 2001 to May 2004. From 1996 to 2001, Ms. Gaglione was General Manager, International Purchasing Office, at Philips Electronics.

Patricia A. Mount. Ms. Mount is our Senior Vice President, Finance. Ms. Mount has been with the Company since August 2003. From August 2003 through January 2006, Ms. Mount served as Chief Financial Officer of Tilia, Inc., a subsidiary of the Company. Prior to joining the Company, Ms. Mount served as the Chief Financial Officer of network equipment manufacturer LuxN from 2000 to 2002. From 1993 to 2000, Ms. Mount served in various senior financial and operating roles at Quantum Corporation.

J. David Tolbert. Mr. Tolbert is Senior Vice President, Human Resources and Corporate Risk of the Company. Mr. Tolbert has served in various management and executive roles in the areas of human resources, administration and corporate risk for the Company since 1993. From 1987 to 1993, Mr. Tolbert served in various human resource and operating positions at Ball Corporation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Company is committed to maintaining executive compensation programs that promote a pay-for-performance culture that attracts and retains talented executives who are incentivized to create long-term value for our Stockholders.

We believe our pay-for-performance culture has yielded strong results for our Stockholders. Highlights of our Company’s performance include the following:

•	in 2012, Jarden Corporation (NYSE: JAH) out-performed all stocks in the S&P 500 Consumer Staples Index;

•

compared to the stocks in the S&P 500 Consumer Staples Index, the Company has been among the top five performing stocks on a one-, five-, and ten-year basis (based on stock price appreciation) as of 2012;

•	as of 2012, the Company ranks #371 in the Fortune 500, up from #492 in 2007;

•	over the past decade, the Company ranks #15 in total rate of return to stockholders among Fortune 500 companies;

•	in August 2012, the Company was added to the S&P Mid-Cap index;

•	from 2003 to 2012, the Company has increased net sales by a compound annual growth rate of 31%;

•	in 2012, the Company achieved record net sales of $6.7 billion, and ended the year with approximately $1 billion of cash on hand; and

•	over the past decade, the Company has expanded international sales from approximately 10% of net sales in 2002 to approximately 40% of net sales in 2012.

In response to feedback received from Stockholders in connection with our 2012 “say-on-pay” vote, and as part of the Board of Directors’ commitment to corporate governance “best practices,” our Board made several changes to our executive compensation programs and practices for 2012, including:

•	removing contractual provisions entitling executives to “gross-up” payments for excise tax liabilities;

•

deleting contractual provisions making executives eligible for discretionary bonuses, in furtherance of the Compensation Committee’s stated objective to make all incentive compensation performance-based; and

•	eliminating “single-trigger” mechanisms providing for vesting of benefits solely upon a change of control of the Company.

We have also implemented enhanced executive stock ownership guidelines. See “Committee Consideration of Results of Stockholder Advisory Vote” below for more details.

Introduction

The Company’s Compensation Committee of the Board (the “Committee”) establishes the salaries and other compensation of the executive officers of the Company, including its Executive Chairman, Vice Chairman and CFO, CEO and other Named Executive Officers (as defined below). The Committee consists of three independent directors, all of whom have considerable experience in executive compensation issues and management development. No member of the Committee has ever been an officer or employee of the Company, nor is there a direct or indirect relationship between any of the members of the Committee and any of the Company’s executive officers. The Committee operates under a written charter adopted by the Board of Directors that is available at the Company’s website at www.jarden.com under the “Governance” tab.

The Committee has approved a compensation philosophy and objectives for the Company, which is described below.

Executive Compensation Philosophy and Objectives

The Committee continues to examine and refine our compensation philosophy, objectives and strategy throughout the fiscal year as part of our ongoing efforts to maintain “best practice” in this area and corporate governance in general. The Committee’s guiding principle is to assure that the Company’s compensation and benefits policies attract and retain the key employees necessary to support the Company’s growth and success, both operationally and strategically, and to motivate the executives to achieve short- and long-term goals with the ultimate objective of creating sustainable improvements in stockholder value. This principle guides the design and administration of compensation and benefits programs for the Company’s officers, other executives and the general workforce.

The total compensation package, which includes base salary, incentive compensation and other incentive opportunities in the form of grants under the Company’s stock incentive plans, is designed to allow the Company to attract, motivate, and retain top-quality executives. Such principles are accomplished by linking management’s compensation to the Company’s success in creating value for its stockholders. The levels of compensation at competitive companies, derived from compensation surveys provided by outside consultants, as well as other factors such as the Company’s performance, growth and relative stockholder return, achievement of specific financial goals, a subjective determination of the executive’s past performance and expected future contributions to the Company and the awards given to the executive in the past, are used for comparison in establishing the Company’s overall compensation plan for certain executive officers.

Use of Outside Consultants

The Committee retains an outside compensation and benefits consulting firm from time to time to respond directly to the Committee and its inquiries regarding management pay, compensation design and other related matters. The Committee may ask that management participate in these engagements. In recent years, the Company has engaged Towers Watson, a nationally-recognized compensation consulting firm. In connection with the engagement of Towers Watson in 2012, as discussed below, the Committee had directed Towers Watson to work with members of management, including the Company’s CFO and Senior Vice President, Human Resources and Corporate Risk, to obtain information necessary for it to form its recommendations and evaluate management’s recommendations. Towers Watson also met with the Committee during the Committee’s regular meetings and in executive session, where no members of management were present, and with the Committee chair and other members of the Committee outside of the regular meetings. Towers Watson did not meet with the Company’s CEO in the course of such engagement. Use of a particular consulting firm by the Committee does not preclude management from hiring the same consulting firm. The Company participates in compensation surveys of Towers Watson to conduct a competitive compensation analysis including marketplace base salary, target annual incentive opportunity, target total annual compensation, actual total annual compensation, long-term incentive award level, target total direct compensation, and actual total direct compensation rates. The Company compares itself to general industry companies of comparable revenues for positions below the senior management level. For senior management positions, the Company looks at the general industry as well as high-growth and high-performing companies reflective of the Company’s strategic objectives, including:

Adobe Systems, Incorporated	Loews Corporation
Ascena Retail Group, Inc.	NetApp, Inc.
Danaher Corporation	Oracle Corporation
eBay Inc.	O’Reilly Automotive, Inc.
The Estée Lauder Companies Inc. Green Mountain Coffee Roasters, Inc. Iron Mountain Incorporated	Patterson Companies., Inc. Stanley Black & Decker, Inc. Whole Foods Market, Inc.

The Committee does not believe, however, that it is appropriate to make any compensation decisions, whether regarding base salaries or incentive pay, primarily based upon benchmarking to a peer or other representative group of companies. The information from the outside consultant regarding pay practices at other companies has been provided to the Committee as a resource for their deliberations for executive compensation decisions and is useful in at least two respects. First, the Committee recognizes that compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that management and the Committee consider in assessing the reasonableness and appropriateness of our compensation programs. Although we do not target executive compensation to any peer group median, we strive to provide a compensation package that is competitive in the market and rewards each executive’s performance in executing against the strategic and financial goals of the Company.

In 2012, the Committee engaged Towers Watson to (i) meet with the Committee to discuss the Company’s business strategy, competitive challenges, management processes and pay philosophy, (ii) analyze the short-term and long-term strategy of the Company and how it relates to the incentive structure for its executives, (iii) analyze the design features of the Company’s current compensation plans and evaluate the Company’s compensation against relative Company performance, (iv) develop comparative market data upon which the Company can evaluate the competitiveness and structure of its current executive compensation program, (v) evaluate the competitiveness and structure of the Company’s compensation program compared to market data, (vi) review and evaluate current employment terms for the Founder and Executive Chairman, Co-Founder, Vice Chairman and CFO, and CEO, who collectively form the “Office of the Chairman,” including comparison to market data, (vii) make specific recommendations for compensation levels, design and structure, and other employment terms, for the Office of the Chairman, and (viii) help design a compensation program which is consistent with a pay-for-performance culture.

Based on the data and input from Towers Watson, the Committee structured and approved amendments to the employment agreements for each of Messrs. Franklin, Ashken and Lillie, which were scheduled to expire on December 31, 2012. The amended agreements became effective in July 2012. See “Employment Agreements” below. The Committee believes that the terms of these employment agreements, as well as the employment agreements for its other Named Executive Officers, are reasonable and appropriate based upon the Committee’s review of factors such as the levels of compensation at a broad range of representative companies, including companies reflective of the Company’s strategic objectives, size and/or growth profile, the Company’s performance, growth and relative stockholder return, the achievement of specific financial goals, such as achieving earnings per share targets, increasing cash flow, improving operating margins and successfully completing transactions to proactively optimize the Company’s capital structure and debt maturities, a subjective determination of the executive’s past performance and expected future contributions to the Company and the awards given to the executive in the past.

No work performed by Towers Watson during fiscal 2012 raised any conflict of interest.

The Elements of the Company’s Compensation Program

For the fiscal year ended December 31, 2012, the components of compensation for Named Executive Officers were:

•	cash consideration;

•	equity-based consideration; and

•	perquisites and other personal and additional benefits.

Additional details on each element of our compensation program are outlined below.

Cash Compensation

For 2012, base salaries and target performance incentive compensation participation rates (percentage of base salary) for the Company’s Executive Chairman, Vice Chairman and CFO, CEO, Executive Vice President, General Counsel and Secretary and Executive Vice President, Finance were established pursuant to their respective employment agreements (described below under the heading “Employment Agreements”), while target performance incentive compensation participation rates (percentage of unadjusted base salary) for the Company’s other executive officers were fixed by their respective employment agreements or by the Committee. Target incentive participation rates are established and reviewed based upon factors such as the Company’s performance and growth, achievement of specific financial goals and creation of stockholder value, a subjective determination of the executive’s past performance and expected future contributions to the Company, and aggregate compensation of persons holding similar positions with comparable companies. For 2012, target incentive participation rates were 100% for the Executive Chairman, the Vice Chairman and CFO and the CEO, and 50% for the Executive Vice President, General Counsel and Secretary and the Executive Vice President, Finance.

Under the Company’s incentive compensation programs, incentive metrics are set by the Committee in order to drive the Company’s performance toward strategic goals set by the Board, which are geared toward maximizing return to our Stockholders in the short- and long-term. When the Board sets an overall goal, the Committee then evaluates the contribution needed from each business unit in order to achieve that overall goal and how to incentivize each business unit to achieve that contribution. Each business unit of the Company (or sub-grouping of that business unit) is given a variety of specific targets designed to incentivize the particular achievement required from that business unit toward the overall goal. The primary metric utilized in the incentive plans is adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), but other metrics include targets for sales; gross margin; operating profit; operating cash flow; overhead variance; net inventory; materials variance; direct labor variance; working capital; warranty expense; and various personal performance objectives. At the most basic level of the program, metrics are specific and detailed, relating to the narrower scope of the business unit or sub-group of the business unit. At higher levels, the financial metrics are more general, based on the broader scope of the management participant’s responsibilities. Each level is designed to build on each other to achieve the broad goals set by the Committee. At the Jarden Corporation parent-company level, the Committee has determined that all participants in the annual incentive compensation program should share the same incentive metric(s), which should be the particular financial goal(s) set for the Company by the Board. The Committee believes that the shared corporate goal, which is essentially a culmination of the EBITDA and various other metrics throughout the program, is useful in incentivizing a unified, “team” atmosphere promoting support by the corporate team for each operating business unit as necessary to achieve the common goal(s) set by the Committee. Corporate employees, including our executive officers, are incentivized to work toward the common target in support of the operating businesses, rather than being narrowly focused on specific operating metrics that are less directly impacted by their individual performance. Typically, the metric for corporate performance is as adjusted earnings per share (“EPS”). The Committee believes that EPS serves as a balanced indicator of sustained stockholder value. Therefore, the evaluation of executive performance based on this measure provides an incentive for individual executives to perform in the best interests of stockholders. The

Committee establishes in advance any general types of adjustments it would make to EPS to determine such incentive compensation rates, and such adjustments are set forth below. Reported earnings per share as disclosed in the Company’s Annual Report on Form 10-K would not take into account these adjustments.

Payments of incentive compensation for 2012 could have ranged from zero to double the target bonus opportunity and were based on an EPS goal for corporate performance. The table below sets forth the performance goals established by the Committee for the Named Executive Officers under the 2009 Stock Incentive Plan.

Performance Goal	EPS	Payout
Target EPS	$3.78	100% of target participation rate
Maximum EPS	$4.08	200% of target participation rate

If the Company achieved less than $3.78 of EPS, the payout would have been zero. For 2012, the Committee approved the payment of incentive compensation under the above-referenced programs at double the targeted payout for each Named Executive Officer based on the Company’s achievement of EPS of $4.17. In determining the 2012 results for incentive compensation purposes, the Committee included in EPS adjustments for:

•	reorganization and acquisition-related costs and other items;

•	manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory;

•	amortization of acquired intangible assets;

•	non-cash accelerated depreciation primarily associated with the rationalization of international manufacturing facilities;

•	non-cash cumulative adjustment of stock compensation associated with certain restricted stock;

•	non-cash original issue discount amortization on the convertible notes; and

•	a tax provision adjustment which reflects the normalization of the as adjusted results to the Company’s 35.0% effective tax rate.

Under the terms of the previous employment agreements in effect for Messrs. Franklin, Ashken and Lillie prior to July 2012, each of them was eligible to be considered for an additional discretionary bonus, in the sole discretion of the Committee, for exceptional performance related to other corporate activity undertaken by the Company in any year. In April 2012, the Committee approved discretionary performance-based bonuses for each of Messrs. Franklin, Ashken and Lillie to recognize their extraordinary contributions to the Company and toward realizing exceptional value for the Company’s Stockholders, including among other things, the successful completion of the Company’s tender offer to purchase up to $500 million in value of the Company’s common stock and the successful completion of financing transactions with respect to the Company’s senior secured credit facility and the Company’s securitization facility. The terms of the new employment agreements entered into in July 2012 with Messrs. Franklin, Ashken and Lillie no longer provide for consideration of discretionary bonuses. No such discretionary bonuses were paid subsequent to the date of the new employment agreements.

Base salary, incentive compensation and the amount of discretionary bonus (total cash compensation) earned in 2012 by the Named Executive Officers are reflected in the “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table set forth below.

Equity-Based Compensation

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel with returns realized by the Stockholders. In 2012, the Company maintained the 2009 Stock Incentive Plan to incentivize executive officers and other key employees.

The 2009 Stock Incentive Plan is designed to give the Board of Directors discretion and flexibility in designing incentive compensation packages to align the goals of management with those of our Stockholders and to motivate executive officers and key employees to improve the operations of the Company, thereby maximizing stockholder value. Pursuant to this plan, the Board of Directors may issue to employees, officers, directors, consultants, independent contractors and advisors of the Company and its subsidiaries incentive stock options, nonqualified stock options, restricted stock and cash bonuses. The specific types and size of awards to be granted (other than options granted to non-employee directors), and the terms and conditions of such awards are determined by the Committee subject to the provisions of the 2009 Stock Incentive Plan.

The Committee generally makes awards based upon the employee’s position within the Company, scope of responsibility, ability to affect profits and stockholder value, and a subjective review of the employee’s historic and recent performance. All awards to executive officers are within the discretion of the Committee subject to the terms of the 2009 Stock Incentive Plan.

Our equity-based compensation program for executive officers primarily focuses on grants of performance-based restricted stock awards. This strategy was implemented to balance the Committee’s interest in (i) focusing executive officers on long-term metrics that create sustained stockholder value, (ii) more efficiently aligning long-term incentive costs with perceived value, (iii) attracting and retaining talent and (iv) remaining competitive with market changes and compensation practices.

Vesting of restricted stock awards is typically based on our results during a given performance period as measured by EPS, Segment Earnings and/or the increase in the price of our Common Stock. These metrics were chosen because of their relevance to our corporate strategy and objectives for the respective performance periods at the time of grant, the ability of executive officers to impact achievement of the performance goals, and our belief that achieving or exceeding these goals should result in sustained increases to stockholder value over the longer-term.

The Committee may from time to time grant supplemental time or performance vesting restricted stock grants to employees, including executive officers. These grants are typically made to attract new executives, as a retention device for current executives or to promote specific strategic initiatives determined by the Committee or the Board of Directors. Such awards typically vest over three to five years. No such awards were made to executive officers in 2012.

The Committee considers several factors when establishing the size of equity-based compensation grants to executive officers, including long-term incentive compensation awarded within comparator groups, the number of unvested stock-based awards held by the executive, the executive’s performance during the prior year and the executive’s expected contribution to our long-term performance. The Committee also considers the expected stockholder dilution and accounting cost attributable to our long-term incentive programs in establishing the total number of shares of Common Stock we make available through stock-based awards.

It has been the Committee’s practice, but not a firm policy, to grant stock-based awards to management, including executive officers, on an annual basis. Award levels and grant dates are approved by the Committee, and grants are made on or following the date of the Committee’s approval. The Committee will also approve any equity-based grants in connection with the hiring or promotion of an executive officer. The Committee has broad authority and discretion to grant such awards, and there are no formalized procedures regarding the timing of such grants and whether such grants will continue to be granted on an annual basis or otherwise.

Perquisites and Other Personal and Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees.

The Company’s 401(k) plan provides that the Company may make a discretionary contribution equal to a percentage of the value of the individual employee’s base salary, subject to further limitations under Internal Revenue Service guidelines. For fiscal year 2012, the Company gave a total of a 2% discretionary contribution.

The Company provides Named Executive Officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain employees for key positions. The Committee, at least annually, reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

Certain Named Executive Officers are provided use of Company financial or tax planning assistance, while all receive payment of life insurance and long-term disability premiums, and all are eligible to receive Company contributions to the executive’s 401(k) plan. In addition, the Executive Chairman of the Company, for security purposes, is required to use private corporate aircraft for all personal and business-related air travel unless a private aircraft is not reasonably available. If a private aircraft is not reasonably available, he is entitled to first class air travel for business-related travel. The costs to the Company associated with providing these benefits for executive officers named in the Summary Compensation Table are reflected in the “All Other Compensation” column of the Summary Compensation Table.

The Company does not have a formal policy or formula for (i) determining the precise allocation of each compensation element, (ii) allocating between long-term and currently paid-out compensation, (iii) allocating between cash and non-cash compensation, or (iv) allocating among different forms of non-cash compensation. As discussed in this “Compensation Discussion and Analysis” section, during the process of setting and allocating the various elements of compensation and when setting the individual components of compensation of our executive officers, the Committee has consulted with its outside compensation and benefits consulting firm and considered the following:

•	the levels of compensation at a broad range of companies, including companies reflective of the Company’s strategic objectives, size and/or growth profile;

•	the Company’s performance, growth and relative stockholder return;

•	the achievement of specific financial goals;

•	a subjective determination of the executive’s past performance and expected future contributions to the Company;

•	the awards given to the executive in the past;

•	the rank and responsibility of the executive;

•	the relationship of the compensation structure to the Company’s short-term and long-term strategies; and

•	the degree to which the elements of compensation are consistent with the Company’s pay-for-performance culture.

As discussed above under the subheading “The Elements of the Company’s Compensation Program,” the components of the Company’s compensation program consist of: (i) cash consideration, which includes base salary and target performance incentive compensation, (ii) equity-based consideration, which includes incentive stock options, non-qualified stock options, restricted stock and cash bonuses issued under the Company’s outstanding stock incentive plans, and (iii) perquisites and other personal and additional benefits. Base salary, which is paid in cash, is fixed compensation in that it does not vary based on performance. Target performance incentive compensation is variable compensation in that it varies based upon performance against prescribed goals. Equity-based consideration, other than cash bonuses, issued under the Company’s outstanding stock incentive plans comprises long-term incentives. The Company believes that a significant portion of executive compensation should be in target performance incentive compensation and equity-based consideration when compared to base salary. In addition, the Company believes that, in order to link management’s compensation to the Company’s success in creating value for its stockholders and to reward appropriately for superior performance, our Named Executive Officers should have a greater percentage of their total compensation in incentive or variable compensation and that, for other executives, a significant, but lower, portion of their total compensation should be in incentive or variable compensation. This belief is illustrated by the component elements of compensation for our Named Executive Officers as set forth in the Summary Compensation Table below.

Accounting and Tax Considerations

The Committee generally seeks to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent deemed practicable, with respect to options and annual and long-term incentive programs in order to avoid losing the deduction for non-performance based compensation in excess of $1 million paid to one or more of the Named Executive Officers. The Committee has generally structured the Company’s compensation plans to include performance metrics with the objective that amounts paid under those plans and arrangements are tax deductible, including by having those plans approved by the Company’s Stockholders. The Committee has likewise set the terms of the employment agreements for the Named Executive Officers in order to structure their compensation in accordance with Section 162(m) of the Code. The Company has, and may in the future, determine to award compensation or modify compensation for any of the Named Executive Officers in a manner that does not meet the requirements of Section 162(m) of the Code when it deems it appropriate to achieve its compensation and other objectives or in the best interest of the Company.

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. As described below under the heading “Employment Agreements,” in July 2012, we entered into new employment agreements with Messrs. Franklin, Ashken and Lillie, which removed provisions entitling those executives to “gross-up” or other reimbursement payments for tax liabilities that they might owe as a result of the application of Section 280G or 4999 of the Code.

We did not provide any of our executive officers, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G or 4999 of the Code during 2012, and we have not agreed to provide, and are not otherwise obligated to provide, any Named Executive Officer with such a “gross-up” or other reimbursement.

If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Code, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

Policy on Stock Trading and Hedging

Executives and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This prohibition includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered, securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and other hedging transactions designed to minimize an executive’s risk inherent in owning our stock, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

Post-Employment and Other Events

Retirement, death and disability events trigger the payment of certain compensation to certain Named Executive Officers that is not available to all salaried members. Such compensation is payable pursuant to separately negotiated employment arrangements between such Named Executive Officers and the Company. Such compensation is discussed under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change of Control.”

Role of Executive Officers in Compensation Decisions

The Committee determines the total compensation of our CEO and oversees the design and administration of compensation and benefit plans for all of the Company’s employees. Generally, our Executive Chairman or CEO makes recommendations to the Committee as it relates to the compensation of the other executive officers. In addition, our executive officers, including our Executive Chairman, Vice Chairman and CFO, CEO, and Senior Vice President of Human Resources and Corporate Risk, provide input and make proposals regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for other key employees. These proposals may be made on the initiative of the executive officers or upon the request of the Committee. In addition, our internal legal personnel have met with the Committee to present topical issues for discussion and education as well as specific recommendations for review. Certain executive officers, including the Executive Chairman and the Vice Chairman and CFO, attend a portion of most regularly scheduled Committee meetings, excluding executive sessions. The Committee may also obtain input from our human resources, legal, finance and tax functions, as appropriate, as well as one or more executive compensation consulting firms regarding matters under consideration. The Committee has delegated to management certain responsibilities related to employee benefit matters. The Committee has formed two management committees that (i) oversee the investment of retirement plan assets and savings plan investment funds and (ii) administer benefit plans for employees. These committees are made up of the Company’s employees and report to the Committee periodically.

Committee Consideration of Results of Stockholder Advisory Vote.

At our 2012 Annual Meeting of Stockholders, our executive compensation program received the support of a majority of shares voting on the advisory vote on executive compensation, commonly known as “say-on-pay.” In connection with that vote, both during and after the 2012 proxy season, the Company solicited and received substantial, constructive feedback from Stockholders and others on its pay practices. In addition, as part of the Board of Directors’ ongoing review of the Company’s corporate governance and compensation practices, the Committee examined current views on corporate governance “best practices” and solicited analysis and advice from its outside compensation and benefits consultants in making executive compensation policies and decisions in 2012.

As a result of this process, as further described under the heading “Employment Agreements,” in July 2012, we entered into new employment agreements with Messrs. Franklin, Ashken and Lillie which made a number of changes designed to address the Stockholder feedback and further align the Company’s practices with evolving notions of “best practices” in the areas of corporate governance and executive compensation. These changes include:

•	removing provisions entitling executives to “gross-up” payments for excise tax liabilities;

•	deleting provisions making executives eligible for discretionary bonuses, in furtherance of the Committee’s stated objective to make all incentive compensation performance-based; and

•	eliminating “single-trigger” provisions providing for vesting of benefits solely upon a change of control of the Company.

In addition, the Company has adopted new stock ownership guidelines for executive officers. In furtherance of the Committee’s stated desire to align the interests of those executives with Stockholders, the Committee believes it is in the long-term best interests of the Company for its executive officers to remain substantial Stockholders in the Company. While the Company previously had stock ownership guidelines applicable to its executive officers, in order to increase the linkage between the interests of senior executives and our Stockholders, the Company has adopted a new, increased stock ownership requirement for Messrs. Franklin, Ashken and Lillie requiring that, during their employment, each of them must maintain stock ownership at least equal in value to five times his annual base salary. The stock ownership requirement for our other Named Executive Officers is two times annual base salary.

Each executive has three years from the date he or she first becomes subject to a particular level of the guidelines or from the date of a material increase in his or her base salary to meet the requirements. The Committee will review compliance with the guidelines on an annual basis. Executives who are not in compliance with the guidelines may not sell stock without prior approval from our Executive Chairman, except for stock sales used to fund the payment of taxes and transaction costs incurred in connection with the exercise of options and the vesting of stock awards.

The Committee has encouraged management to continue to engage with our Stockholders to better understand any feedback they may have involving executive compensation policies and practices. The Committee considers this feedback to be important. The Committee will continue to consider the views of our Stockholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements. However, the Committee’s primary goals will be to ensure that the Company’s compensation practices continue to maintain a pay-for-performance culture, align senior management performance with the strategic and financial goals of the Company, and help ensure that the Company will be able to retain high-quality management.

Summary

The Committee believes that the total compensation package has been designed to motivate key management to improve the operations and financial performance of the Company, thereby increasing the long-term market value of our Common Stock. The tables in this Executive Compensation section reflect the compensation structure established by the Committee.

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation earned by the Company’s Executive Chairman, Vice Chairman and CFO, CEO and two other executive officers of the Company whose annual salary and bonus during fiscal 2012 exceeded $100,000 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)(2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compen- sation ($) (4)	All Other Compen- sation ($) (5)	Total ($)
Martin E. Franklin (6) Executive Chairman	2012	$1,981,725	$2,097,709	$8,451,000	—	$4,122,240	$504,992	$17,157,666
	2011	1,927,035	2,034,728	6,785,000	—	2,034,728	545,852	13,327,343
	2010	2,034,728	2,034,728	7,065,600	—	2,034,728	548,447	13,718,231

Ian G.H. Ashken (7) Vice Chairman and Chief Financial Officer	2012	982,300	982,300	3,843,450	—	1,964,600	269,866	8,042,516
	2011	939,105	939,105	2,802,500	—	939,105	285,094	5,904,909
	2010	939,105	939,105	2,918,400	—	939,105	299,437	6,035,152

James E. Lillie (8) Chief Executive Officer	2012	982,300	982,300	1,992,900	—	1,964,600	106,231	6,028,331
	2011	857,692	860,000	2,065,000	—	857,692	80,988	4,721,372
	2010	748,475	750,000	1,228,800	—	748,475	61,231	3,536,981

John E. Capps (9) Executive Vice President, General Counsel and Secretary	2012	455,000	—	1,290,000	—	455,000	9,354	2,209,354
	2011	450,000	—	710,750	—	450,000	9,990	1,620,740
	2010	367,719	—	447,564	—	367,719	7,960	1,190,962

Richard T. Sansone (10) Executive Vice President, Finance	2012	460,000	—	1,290,000	—	460,000	4,390	2,214,390
	2011	409,231	—	710,750	—	409,231	4,013	1,533,225
	2010	369,000	—	450,433	—	369,000	2,453	1,190,886

(1)	Messrs. Franklin, Ashken and Lillie agreed to forego their contractual annual CPI increase in 2011 and 2010.

(2)	The amounts shown in the Bonus column include discretionary-based bonuses, but exclude performance-based bonuses paid under the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended, or the 2009 Stock Incentive Plan, as applicable. The terms of the new employment agreements entered into in July 2012 with Messrs. Franklin, Ashken and Lillie no longer provide for consideration of discretionary bonuses. No such discretionary bonuses were paid subsequent to the date of their respective new employment agreements in July 2012.

(3)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions of the relevant assumptions, see Note 13 to our audited financial statements for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K filed with the SEC on February 27, 2013; Note 13 to our audited financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the SEC on February 23, 2012; and Note 13 to our audited financial statements for the fiscal year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the SEC on February 24, 2011.

Messrs. Franklin, Ashken and Lillie received performance-based equity awards in January 2010 of 1,000,000, 250,000 and 150,000 shares, respectively. The grant date fair value of these performance awards was $32 per share, or a total of $32,000,000, $8,000,000 and $4,800,000 for Messrs. Franklin, Ashken and Lillie, respectively. The restrictions on these awards will lapse ratably when the Company’s EPS for any fiscal year ending on or before December 31, 2014 equals or exceeds certain specified thresholds in the grant, with vesting commencing when EPS exceeds $4.50 and full vesting occurring when EPS equals or exceeds $5.00. At grant date, and during 2010 and 2011, the outcome of achieving the performance conditions was deemed improbable for purposes of FASB ASC Topic 718. During the fourth quarter of 2012, the outcome of achieving the performance conditions was deemed probable for purposes of FASB

ASC Topic 718. However, the awards remain subject to forfeiture in the event the performance conditions are not met in or prior to the fiscal year ending December 31, 2014.

(4)	The performance-based bonuses listed for 2010 were earned in 2010 and paid to the Named Executive Officers in March 2011 under the Company’s 2009 Stock Incentive Plan. The performance-based bonuses listed for 2011 were earned in 2011 and paid to the Named Executive Officers in February 2012 under the Company’s 2009 Stock Incentive Plan. The performance-based bonuses listed for 2012 were earned in 2012 and paid to the Named Executive Officers in February 2013 under the Company’s 2009 Stock Incentive Plan

(5)	The amounts shown in the “All Other Compensation” column for 2012 are comprised as follows:

Mr. Franklin: Company-provided life insurance and long-term disability premiums, $2,970; imputed taxable income on individual life and disability policies, $119,766; the Company’s contribution on the employee’s 401(k) plan, $5,000; personal use of the Company aircraft to which Mr. Franklin is entitled under his employment agreement, valued at the incremental cost of such use to the Company, $318,077; financial consulting fees paid by the Company, $50,497; and health costs not covered under a Company provided health insurance policy, $8,682. We valued the incremental cost of the aircraft using a method that takes into account aircraft fuel expenses per flight hour and engine maintenance expenses per flight hour attributable to personal use; and to the extent attributable to personal use, any landing, parking and handling fees; flight planning expenses; crew travel expenses; supplies and catering; excise taxes; and customs, foreign permit and similar fees.

Mr. Ashken: Company-provided life insurance and long-term disability premiums, $2,970; personal use of the Company aircraft, valued at the incremental cost of such use to the Company in excess of amounts pre-paid by Mr. Ashken for such use pursuant to the terms of his employment agreement, $143,190; imputed taxable income on individual life and disability policies, $96,578; financial consulting fees paid by the Company, $22,128 and the Company’s contribution on the employee’s 401(k) plan, $5,000. We valued the incremental cost of the aircraft using a method that takes into account aircraft fuel expenses per flight hour and engine maintenance expenses per flight hour attributable to personal use; and to the extent attributable to personal use, any landing, parking and handling fees; flight planning expenses; crew travel expenses; supplies and catering; excise taxes; and customs, foreign permit and similar fees.

Mr. Lillie: Company-provided life insurance and long-term disability premiums, $2,970; personal use of the Company aircraft, valued at the incremental cost of such use to the Company in excess of amounts pre-paid by Mr. Lillie for such use, $74,521; imputed taxable income on individual life and disability policies, $23,740; and the Company’s contribution on the employee’s 401(k) plan, $5,000. We valued the incremental cost of the aircraft using a method that takes into account aircraft fuel expenses per flight hour and engine maintenance expenses per flight hour attributable to personal use; and to the extent attributable to personal use, any landing, parking and handling fees; flight planning expenses; crew travel expenses; supplies and catering; excise taxes; and customs, foreign permit and similar fees.

Mr. Capps: Company-provided life insurance and long-term disability premiums, $4,354; and the Company’s contribution on the employee’s 401(k) plan, $5,000.

Mr. Sansone: Company-provided life insurance and long-term disability premiums, $4,390.

(6)	Mr. Franklin was appointed Executive Chairman in June 2011. Prior to becoming Executive Chairman, Mr. Franklin was Chairman and Chief Executive Office of the Company since September 2001. Effective January 1, 2002, the Company entered into an employment agreement with Mr. Franklin. This agreement was amended and restated effective October 1, 2003. This agreement was further amended and restated in January 2005, amended and restated in May 2007, amended in November 2007 and in January, March and December 2009, amended and restated in January 2011, and amended and restated in June 2012. See “Employment Agreements” below.

(7)

Mr. Ashken was appointed Vice Chairman, Chief Financial Officer and Secretary in September 2001. Effective as of February 15, 2007, Mr. Ashken is no longer Secretary of the Company. Effective January 1,

2002, the Company entered into an employment agreement with Mr. Ashken. This agreement was amended and restated effective October 1, 2003. This agreement was further amended and restated in January 2005, amended and restated in May 2007, amended in November 2007 and in January and December 2009, amended and restated in January 2011, and amended and restated in June 2012. See “Employment Agreements” below.

(8)	Mr. Lillie joined the Company as Chief Operating Officer in August 2003, assumed the additional title and responsibilities of President effective January 2004 and was appointed Chief Executive Officer in June 2011. The Company entered into an employment agreement with Mr. Lillie effective August 4, 2003. This agreement was amended and restated in January 2005, amended and restated in May 2007, amended in November 2007 and in January, March and December 2009, amended and restated in January 2011, and amended and restated in June 2012. See “Employment Agreements” below.

(9)	Mr. Capps was appointed Vice President and General Counsel in July 2005, Senior Vice President, General Counsel and Secretary in February 2007, and Executive Vice President, General Counsel and Secretary in December 2010. The Company entered into an employment agreement with Mr. Capps effective May 24, 2007. This agreement was amended in November 2007, and amended and restated in June 2012. See “Employment Agreements” below.

(10)	Mr. Sansone was appointed Senior Vice President and Chief Accounting Officer of the Company in July 2006, and became Executive Vice President, Finance in October 2011. The Company entered into an employment agreement with Mr. Sansone effective May 24, 2007. This agreement was amended in November 2007, and amended and restated in June 2012. See “Employment Agreements” below.

Grants of Plan-Based Awards

The following table contains certain information regarding grants of plan-based awards in fiscal year 2012 to each of the Named Executive Officers.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Martin E. Franklin	1/3/2012	$0	$2,061,120	$4,122,240	—	—	—	300,000	—	—	$8,451,000

Ian G.H. Ashken	1/3/2012	0	982,300	1,964,600	—	—	—	135,000	—	—	3,843,450

James E. Lillie	1/3/2012	0	982,300	1,964,600	—	—	—	70,000	—	—	1,992,900

John E. Capps	12/19/2012	0	227,500	455,000	—	—	—	25,000	—	—	1,290,000

Richard T. Sansone	12/19/2012	0	230,000	460,000	—	—	—	25,000	—	—	1,290,000

(1)	These columns reflect threshold, target and maximum payout levels under our 2009 Stock Incentive Plan for 2012 performance. The actual amount earned by each Named Executive Officer is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information about our 2009 Stock Incentive Plan is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(2)	Grant was issued from the Company’s 2009 Stock Incentive Plan.

In 2012, Messrs. Franklin, Ashken and Lillie received restricted stock awards in accordance with the terms of their employment agreements. The other Named Executive Officers, including Messrs. Capps and Sansone, do not have equity-based compensation provisions in their employment agreements, and, therefore, they were considered by the Compensation Committee for grants of stock-based awards in 2012 in connection with the Company’s annual routine equity grant to employees of the Company, which is consistent with the Company’s equity compensation philosophy. The Compensation Committee awarded Messrs. Capps and Sansone shares of restricted stock which vest in February 2016 if the Company’s Adjusted EPS performance target has been achieved.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at December 31, 2012:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Martin E. Franklin	—	—	—	—	—	—	$—	1,000,000	$51,700,000
Ian G.H. Ashken	—	—	—	—	—	—	—	250,000	12,925,000
James E. Lillie	—	—	—	—	—	—	—	150,000	7,755,000
John E. Capps	—	—	—	—	—	—	—	15,600	806,250
	—	—	—	—	—	—	—	25,000	1,292,500
	—	—	—	—	—	—	—	25,000	1,292,500
Richard T. Sansone	—	—	—	—	—	10,000	517,000	—	—
	—	—	—	—	—	—	—	15,700	811,690
	—	—	—	—	—	—	—	25,000	1,292,500
	—	—	—	—	—	—	—	25,000	1,292,500

(1)	Mr. Sansone: The restricted share award of 30,000 vests ratably over a three-year period on each anniversary date beginning on January 3, 2011 since the Segment Earnings performance target has been achieved.

(2)	Mr. Franklin: The restrictions lapse on Mr. Franklin’s 1,000,000 restricted shares ratably when the Company’s EPS for any fiscal year ending on or before December 31, 2014 equals or exceeds certain specified thresholds in the grant, with vesting commencing when EPS exceeds $4.50 and full vesting occurring when EPS equals or exceeds $5.00.

Mr. Ashken: The restrictions lapse on Mr. Ashken’s 250,000 restricted shares ratably when the Company’s EPS for any fiscal year ending on or before December 31, 2014 equals or exceeds certain specified thresholds in the grant, with vesting commencing when EPS exceeds $4.50 and full vesting occurring when EPS equals or exceeds $5.00.

Mr. Lillie: The restrictions lapse on Mr. Lillie’s 150,000 restricted shares ratably when the Company’s EPS for any fiscal year ending on or before December 31, 2014 equals or exceeds certain specified thresholds in the grant, with vesting commencing when EPS exceeds $4.50 and full vesting occurring when EPS equals or exceeds $5.00.

Mr. Capps: The restricted share award of 15,600 vests as follows: (i) two-thirds vests in July 2013 if the Company’s Segment Earnings equals or exceeds $2.1 billion for the January 2, 2010 through January 2, 2013 period; and (ii) one-third vests in July 2013. The first restricted share award of 25,000 vests in February 2015 if the Company’s Adjusted EPS equals or exceeds $11.95 for the January 1, 2012 through December 31, 2014 period. The second restricted share award of 25,000 vests in February 2016 if the Company’s Adjusted EPS equals or exceeds $15.00 for the January 1, 2013 through December 31, 2015 period.

Mr. Sansone: The restricted share award of 15,700 vests as follows: (i) two-thirds vests in July 2013 if the Company’s Segment Earnings equals or exceeds $2.1 billion for the January 2, 2010 through January 2, 2013 period; and (ii) one-third vests in July 2013. The first restricted share award of 25,000 vests in

February 2015 if the Company’s Adjusted EPS equals or exceeds $11.95 for the January 1, 2012 through December 31, 2014 period. The first restricted share award of 25,000 vests in February 2015 if the Company’s Adjusted EPS equals or exceeds $11.95 for the January 1, 2012 through December 31, 2014 period. The second restricted share award of 25,000 vests in February 2016 if the Company’s Adjusted EPS equals or exceeds $15.00 for the January 1, 2013 through December 31, 2015 period.

Option Exercises and Stock Vested During Fiscal 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Martin E. Franklin	—	$—	530,000	$21,672,700
Ian G.H. Ashken	—	—	230,000	9,337,150
James E. Lillie	—	—	110,000	4,388,800
John E. Capps	76,250	1,334,613	21,400	727,814
Richard T. Sansone	65,250	1,809,846	31,300	1,024,513

Pension Benefits – Fiscal 2012

Our Named Executive Officers received no benefits in fiscal 2012 from the Company under defined pension or defined contribution plans other than our tax-qualified 401(k) plan.

Non-Qualified Deferred Compensation

Our Named Executive Officers received no benefits in fiscal 2012 from the Company under non-qualified deferred compensation plans other than our tax-qualified 401(k) plan.

Compensation Committee Report

The Company’s Compensation Committee of the Board (the “Compensation Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Respectfully submitted.	Compensation Committee
Irwin D. Simon, Chairman
Michael S. Gross Richard J. Heckmann

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference in to any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Compensation Committee by reference therein.

Compensation Committee Interlocks and Insider Participation

During fiscal 2012, the Compensation Committee was comprised of Messrs. Wood (Chairman), Gross and Simon.

No member of the Compensation Committee during 2012 was an officer, employee or former officer of the Company or any of its subsidiaries or had any relationship requiring disclosure herein pursuant to SEC regulations. No executive officer of the Company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under SEC regulations.

Employment Agreements

Martin E. Franklin, Ian G.H. Ashken and James E. Lillie

The Company’s amended and restated employment agreement with Martin E. Franklin, dated as of July 23, 2012, provides for his employment as Executive Chairman of the Company through December 31, 2015 which is automatically renewable, subject to certain termination rights, for successive additional one-year periods in accordance with the terms of Mr. Franklin’s employment agreement, unless either party gives prior written notice of non-renewal. Mr. Franklin’s employment agreement provides that he will receive an annual base salary of at least $2,097,109, subject to an annual increase at least equal to the change in Consumer Price Index. In addition, Mr. Franklin is entitled to receive an operating bonus of up to 100% of base salary each year in which the Company achieves its budgeted EPS target or up to 200% of base salary each year in which the Company achieves EPS equal to the performance target set by the Committee for payment of maximum bonus to the Company’s employees generally, in each case based on the annual budget approved by the Board of Directors. For a description of the performance targets established by the Board of Directors for 2012, see the “Compensation Discussion and Analysis” section above. Pursuant to Mr. Franklin’s employment agreement, Mr. Franklin is entitled to receive an annual grant of 300,000 shares of restricted stock for each of 2013, 2014 and 2015, and thereafter any grants shall be in amounts to be determined by the Committee. Accordingly, on January 2, 2013, the grant for 2013 was awarded pursuant to the Company’s 2009 Stock Incentive Plan, and Mr. Franklin received 300,000 shares of restricted stock subject to the vesting restrictions and terms set forth below. Mr. Franklin’s employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. Mr. Franklin’s employment agreement also provides for certain other ancillary benefits, including the reimbursement of all reasonable business expenses (and other expenses up to 5% of base salary per year) and, for security purposes, use of private aircraft transportation for all travel, at the Company’s expense. The Company shall also bear expenses for Mr. Franklin’s personal use of private aircraft transportation that does not exceed 75 hours in any calendar year. In addition, the agreement requires the Company to provide Mr. Franklin, at its expense, with the assistance of the Company’s tax advisors in regard to personal tax planning and preparing personal income tax returns and with $10 million of life insurance payable to such beneficiaries as Mr. Franklin shall select. Mr. Franklin shall also be entitled to, if for any reason Mr. Franklin shall not be covered by a health insurance policy of the Company, an annual medical, dental, vision care and other health care allowance of up to $30,000 for unreimbursed expense incurred by Mr. Franklin or any of his immediate family members.

The Company’s amended and restated employment agreement with Ian G.H. Ashken, dated as of July 23, 2012, provides for his employment as Vice Chairman and CFO of the Company through December 31, 2015 which is automatically renewable, subject to certain termination rights, for successive additional one-year periods in accordance with the terms of Mr. Ashken’s employment agreement, unless either party gives prior written notice of non-renewal. Mr. Ashken’s employment agreement provides that he will receive an annual base salary of $982,300, subject to an annual increase at least equal to the change in Consumer Price Index. In addition, Mr. Ashken is entitled to receive an operating bonus of up to 100% of base compensation each year in which the Company achieves its budgeted EPS target or up to 200% of base compensation each year in which the Company EPS share equal to the performance target set by the Committee for payment of maximum bonus to the

Company’s employees generally, in each case based on the annual budget approved by the Board of Directors. For a description of the performance targets established by the Board of Directors for 2012, see the “Compensation Discussion and Analysis” section above. Pursuant to Mr. Ashken’s employment agreement, Mr. Ashken is entitled to receive an annual grant of 135,000 shares of restricted stock for each of 2013, 2014 and 2015, and thereafter any grants shall be in amounts to be determined by the Committee. Accordingly, on January 2, 2013, the grant for 2013 was awarded pursuant to the Company’s 2009 Stock Incentive Plan, and Mr. Ashken received 135,000 shares of restricted stock subject to the vesting restrictions and terms set forth below. Mr. Ashken’s employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. Mr. Ashken’s employment agreement also provides for certain other ancillary benefits, including the reimbursement of all reasonable business expenses (and other expenses up to 5% of base salary per year) and use of any airplanes that the Company owns or is entitled to use at the actual (if determinable) or estimated direct cost of such use. In addition, the agreement requires the Company to provide Mr. Ashken, at its expense, with the assistance of the Company’s tax advisors in regard to personal tax planning and preparing personal income tax returns and with $6 million of life insurance payable to such beneficiaries as Mr. Ashken shall select.

The Company’s amended and restated employment agreement with James E. Lillie, dated as of July 23, 2012, provides for his employment as CEO of the Company through December 31, 2015 which is automatically renewable, subject to certain termination rights, for successive additional one-year periods in accordance with the terms of Mr. Lillie’s employment agreement, unless either party gives prior written notice of non-renewal. Mr. Lillie’s employment agreement provides that he will receive an annual base salary of $982,300, subject to an annual increase at least equal to the change in Consumer Price Index. In addition, Mr. Lillie is entitled to receive an operating bonus of up to 100% of base compensation each year in which the Company achieves its budgeted EPS target or up to 200% of base compensation each year in which the Company achieves EPS equal to the performance target set by the Committee for payment of maximum bonus to the Company’s employees generally, in each case based on the annual budget approved by the Board of Directors. For a description of the performance targets established by the Board of Directors for 2012, see the “Compensation Discussion and Analysis” section above. Pursuant to Mr. Lillie’s employment agreement, Mr. Lillie is entitled to receive an annual grant of 135,000 shares of restricted stock for each of 2013, 2014 and 2015, and thereafter any grants shall be in amounts to be determined by the Committee. Accordingly, on January 2, 2013, the grant for 2013 was awarded pursuant to the Company’s 2009 Stock Incentive Plan, and Mr. Lillie received 135,000 shares of restricted stock subject to the vesting restrictions and terms set forth below. Mr. Lillie’s employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. Mr. Lillie’s employment agreement also provides for certain other ancillary benefits, including the reimbursement of all reasonable business expenses (and other expenses up to 5% of base salary per year) and the use for his personal use, up to twenty five hours (in the aggregate) in any calendar year, any airplanes that the Company owns or is entitled to use as a result of lease, pooling, sharing or other agreements, provided that Mr. Lillie shall either prepay or pay directly, on or prior to such use, the actual (if determinable) or estimated direct cost of such use. In addition, the agreement requires the Company to provide Mr. Lillie, at its expense, with the assistance of the Company’s tax advisors in regard to personal tax planning and preparing personal income tax returns and with $3 million of life insurance payable to such beneficiaries as Mr. Lillie shall select.

Each of Messrs. Franklin’s, Ashken’s and Lillie’s employment agreements contain a non-competition covenant effective during the term of their respective employment and during the greater of (i) a period of three years after any termination of Messrs. Franklin’s, Ashken’s or Lillie’s employment, or (ii) any period thereafter during which Messrs. Franklin, Ashken or Lillie continues to receive benefits under the employment agreement, other than in cases of a termination by the Company without cause, by Messrs. Franklin, Ashken or Lillie with good reason, or if Messrs. Franklin’s, Ashken’s or Lillie’s employment is not renewed. For a description of any amount to be received by Messrs. Franklin, Ashken and Lillie in the event their employment is terminated, see the Section below titled “Potential Payments on Termination or Change of Control.” Notwithstanding the foregoing, in the event Messrs. Franklin’s, Ashken’s or Lillie’s employment is terminated by the Company without “cause,” by Messrs. Franklin, Ashken or Lillie with “good reason,” or if Messrs. Franklin’s, Ashken’s or Lillie’s employment is not renewed, within six months before or two years after the occurrence of a Change of Control, then in consideration for the benefits payable to Mr. Franklin, Mr. Ashken or Mr. Lillie on account of such termination of employment, Mr. Franklin, Mr. Ashken or Mr. Lillie shall continue to be subject to and shall comply with the non-compete provisions until the second anniversary of the date of the Change of Control.

Each of Messrs. Franklin’s, Ashken’s and Lillie’s employment agreements provides that the restrictions on any annual awards of restricted stock granted to Messrs. Franklin, Ashken and Lillie will lapse based on achievement of a performance target equal to a target appreciation in the stock price of the Common Stock of the Company set by the Committee at the time of the grant as follows: the vesting target shall be achieved on the date that the average closing price of the Company’s Common Stock for any five consecutive trading days equals or exceeds a price representing an increase over the closing price on the last trading day of the prior calendar year at least equal to the target stock price appreciation percentage set by the Committee (up to certain maximums set forth in the respective employment agreements). The performance target must be achieved, if at all, within five years from the date of grant. If the performance target is not achieved with five years from the date of grant, such grant will expire and be forfeited. The number of shares granted and the target share price will be adjusted for changes in the common stock as outlined in the Company’s 2009 Stock Incentive Plan or as otherwise mutually agreed in writing between the parties. In the event that the Company does not have a stock incentive plan in place on or prior to January 1 of each year with enough shares to issue to either Messrs. Franklin, Ashken and Lillie, the Company shall grant such executive such number of shares of restricted stock that are available under the Company’s stock incentive plans, and in lieu of any shares of restricted stock not granted (the “Remaining Stock”), such executive shall receive a mutually acceptable performance-based compensation package having a value equivalent to the value of the shares of Remaining Stock not issued to such executive as determined in good faith by the Committee. The terms of the restricted stock will be set forth in a restricted stock award agreement.

Each of Messrs. Franklin’s, Ashken’s and Lillie’s employment agreements provides that if it shall be determined that any payment, distribution or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit and the acceleration of exercisability of any stock option) to Messrs. Franklin, Ashken or Lillie or for any of their respective benefits (whether paid or payable or distributed or distributable) pursuant to the terms of their respective employment agreements or otherwise (a “Payment”) would be subject, in whole or in part, to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company and each of Messrs. Franklin, Ashken or Lillie shall consult in good faith to attempt to reach a mutually acceptable agreement to restructure such payments or otherwise amend their respective employment agreements to minimize any such Excise Tax; provided, however, in no event shall the Company be required to make, or Messrs. Franklin, Ashken or Lillie be entitled to receive, any additional payments (including gross-up payments) in respect of such Excise Tax.

John E. Capps and Richard T. Sansone

The Company’s amended and restated employment agreement with John E. Capps, dated as of July 23, 2012, provides for a two-year term which is automatically renewable, subject to certain termination rights, for successive additional one-year periods in accordance with the terms of Mr. Capps’ employment agreement, unless either party gives prior written notice of non-renewal. Under the employment agreement, Mr. Capps currently receives an annual base salary of $460,000, subject to an annual increase at least equal to the change in Consumer Price Index. In addition, Mr. Capps is entitled to receive a target bonus of up to 50% of his base compensation and a maximum bonus of 100% of his base compensation each year on the achievement of performance goals set by the Committee. Mr. Capps’ employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time.

The Company’s amended and restated employment agreement with Richard T. Sansone, dated as of July 23, 2012, provides for a two-year term which is automatically renewable subject to certain termination rights, for successive one-year periods in accordance with the terms of Mr. Sansone’s employment agreement, unless either party gives prior written notice of non-renewal. Under the employment agreement, Mr. Sansone currently receives an annual base salary of $460,000, subject to an annual increase at least equal to the change in Consumer Price Index. In addition, Mr. Sansone is entitled to receive a target bonus of up to 50% of his base compensation and a maximum bonus of 100% of his base compensation each year on the achievement of performance goals set by the Committee. Mr. Sansone’s employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time.

Each of Messrs. Capps’ and Sansone’s employment agreements contain a non-competition covenant and non-solicitation provisions (relating to the Company’s employees and customers) effective during the term of his employment and continuing for a period of twelve months after the expiration or termination of Messrs. Capps’ or Sansone’s employment. For a description of any amount to be received by each of Messrs. Capps and Sansone in the event his employment is terminated or due to a change of control of the Company, see the Section below titled “Potential Payments on Termination or Change of Control.”

Potential Payments Upon Termination or Change of Control

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a Named Executive Officer, or a change in the Named Executive Officer’s responsibilities. However, in accordance with SEC regulations, the Company does not report any amount to be provided to a Named Executive Officer under any arrangement which does not discriminate in scope, terms, or operation in favor of its executive officers and which are available generally to all salaried employees. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA).

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, the Company assumed that the termination took place on the last business day of its most recently completed fiscal year, and that the price per share of its Common Stock is the closing market price as of that date, which is $51.70. The description set forth below provides estimates of the compensation and benefits that would be provided to the Named Executive Officers upon their termination of employment; however, in the event of an executive’s separation from the Company, any actual amounts will be determined based on the facts and circumstances in existence at that time.

Martin E. Franklin, Ian G.H. Ashken and James E. Lillie: Benefits Payable Upon Early Termination; Non-Renewal

If (1) an early termination of the employment period of Messrs. Franklin, Ashken or Lillie occurs pursuant to (a) a termination on account of executive’s death, (b) a termination due to executive’s Disability (as defined below), (c) a Termination for Cause (as defined below), (d) a Termination Without Cause (as defined below), (e) a Termination for Good Reason (as defined below) or (f) a Termination Not for a Good Reason (as defined below), (2) in the event Messrs. Franklin’s, Ashken’s or Lillie’s employment agreements are not renewed, or (3) in the event Messrs. Franklin’s, Ashken’s or Lillie’s employment agreements are not renewed within two years following a Change of Control (as defined below) of the Company, Messrs. Franklin, Ashken or Lillie

(or, in the event of his death, his respective surviving spouse, if any, or his respective estate) shall be paid the following:

Martin E. Franklin

Payment upon Separation	Death on 12/31/12	Disability on 12/31/12	For Cause Termination on 12/31/12	Termination Without Cause on 12/31/12	Termination for Good Reason on 12/31/12	Termination Not for Good Reason on 12/31/12	Non-Renewal on 12/31/12	Non-Renewal within 2 years following Change of Control on 12/31/12
Earned Salary (1)	$48,395	$48,395	$48,395	$48,395	$48,395	$48,395	$48,395	$48,395
Severance Benefits (2)	16,496,268	22,683,282	—	22,683,282	22,683,282	—	__	18,561,042
Vested Benefits (3)	—	—	—	—	—	—	—	—
Additional Termination Benefits (4)	51,728,314	52,582,828	—	882,828	882,828	—	882,828	52,582,828

(1)	Earned Salary means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends.

(2)	Severance Benefits means an amount equal to (A) three times (two times in the case of termination due to death) executive’s annualized Base Salary in effect on the date of termination, plus (B) three times (two times in the case of termination due to death) the average annual bonus to the executive over the two immediately preceding fiscal years, plus (C) except, in the case of non-renewal, the amount, if any, accrued on the Company’s financial statements for the executive’s annual bonus through the date of termination; provided, however, that if executive is terminated without Cause or there is a Termination for Good Reason, the amounts described in clause (C) above shall be payable only to the extent that the applicable performance targets for the year of termination are actually achieved. Assumes a base salary of $2,097,109 and an average annual bonus over the preceding two years to be $4,089,905.

(3)	Vested Benefits means amounts which are vested or which executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries, at or subsequent to the date of his termination without regard to the performance by executive of further services or the resolution of a contingency.

(4)	Additional Termination Benefits means:

a.	(A) All of the executive’s benefits accrued under the employee option, pension, retirement, savings and deferred compensation plans of the Company shall become vested in full (other than with respect to the unvested stock options, restricted stock and other equity or equity-based awards which terms are set forth below); provided, however, that to the extent such accelerated vesting of benefits cannot be provided under one or more of such plans consistent with applicable provisions of the Code, such benefits shall be paid to the executive in a lump sum within ten days after termination of employment outside the applicable plan; and (B) (x) except in the case of a termination of executive’s employment due to executive’s death or Disability, each of the annual restricted stock awards specified in executive’s employment agreement shall be granted, notwithstanding whether the scheduled grant date has been achieved, and (y) any and all unvested stock options, restricted stock and other equity or equity-based awards shall immediately vest as of the end of the employment period; provided, however, that if executive is terminated without Cause or if there is a non-renewal (other than following a Change of Control) or a Termination for Good Reason, the preceding subclauses (x) and (y) above shall not apply, except that all unvested stock options shall immediately vest as of the end of the employment period; and

b.

Executive (and his dependents, if any) will be entitled to continue participation in all of the Company’s medical, dental and vision care plans (the “Health Benefit Plans”), for the period for which the executive could elect COBRA continuation coverage under the Health Benefit Plans as a result of his termination of employment; provided that executive’s participation in the Company’s Health Benefit Plans shall cease on any earlier date that executive (and his dependents, if any) becomes eligible for comparable benefits from a subsequent employer. Executive’s participation in the Health Benefit Plans will be on the same terms and conditions (including, without limitation, any contributions that would be required from executive) that would apply to other similarly situated former employees of the Company; provided that the Company shall reimburse executive an amount equal to executive’s monthly COBRA cost for the period for which Executive elects COBRA continuation coverage under the Company’s Health Benefit Plans as a result of his termination of employment. In addition, except in the case of termination due to death, executive will be entitled to receive a cash payment in a lump sum within ten days after termination of employment, or, if, on the date of such termination of employment, the executive is a “specified employee” within the meaning of Section 409A of the Code, on the day after the expiration of six months following such termination of employment. The amount of such payment shall be the actuarially determined value of the cost of coverage under the Company’s medical, dental and vision care plans for a period equal to the difference between 36 months and the period for which the executive could elect COBRA continuation coverage under such plans; and

c.	Executive will be entitled to continued personal use of the Company-owned or leased aircraft, not to exceed 75 hours in any calendar year, at the Company’s sole cost and expense until the third anniversary of executive’s termination of employment; provided, that, at executive’s option, in lieu of the foregoing use of the aircraft, executive will be entitled to purchase any Company-owned aircraft from the Company within 75 days of executive’s termination of employment at its value for federal income tax purposes as of the time of such termination of employment. Notwithstanding the foregoing, if the executive is a “specified employee” within the meaning of Section 409A of the Code at the time of his termination of employment, the executive may not use the Company’s aircraft during the six-month period beginning on the date of such termination of employment.

The aforementioned calculation assumes that all of Mr. Franklin’s restricted shares (1,000,000 shares) will automatically vest at a closing market price on December 31, 2012 of $51.70 for a value of $51,700,000. Annual medical and dental insurance premiums are assumed to be $18,876.

We have not agreed to provide, and are not otherwise obligated to provide, Mr. Franklin with a “gross-up” or other reimbursement for any excise tax or parachute payments.

Ian G.H. Ashken

Payment upon Separation	Death on 12/31/12	Disability on 12/31/12	For Cause Termination on 12/31/12	Termination Without Cause on 12/31/12	Termination for Good Reason on 12/31/12	Termination Not for Good Reason on 12/31/12	Non-Renewal on 12/31/12	Non-Renewal within 2 years following Change of Control on 12/31/12
Earned Salary (1)	$22,668	$22,668	$22,668	$22,668	$22,668	$22,668	$22,668	$22,668
Severance Benefits (2)	7,704,496	10,574,444	—	10,574,444	10,574,444	—	—	8,609,844
Vested Benefits (3)	—	—	—	—	—	—	—	—
Additional Termination Benefits (4)	12,953,314	12,981,628	—	56,628	56,628	—	56,628	12,981,628

(1)	Earned Salary means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends.

(2)

Severance Benefits means an amount equal to (A) three times (two times in the case of termination due to death) executive’s annualized Base Salary in effect on the date of termination, plus (B) three times (two times in the case of termination due to death) the average annual bonus to the executive over the two immediately preceding fiscal years, plus (C) except, in the case of non-renewal, the amount, if any, accrued on the Company’s financial statements for the executive’s annual bonus through the date of termination; provided, however, that if executive is terminated without Cause or there is a Termination for Good Reason, the amounts described in clause (C) above shall be payable only to the extent that the applicable performance targets for the year of termination are actually achieved. Assumes a base salary of $982,300 and an average annual bonus over the preceding two years to be $1,887,648.

(3)	Vested Benefits means amounts which are vested or which executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries, at or subsequent to the date of his termination without regard to the performance by executive of further services or the resolution of a contingency.

(4)	Additional Termination Benefits means:

a.	(A) All of the executive’s benefits accrued under the employee option, pension, retirement, savings and deferred compensation plans of the Company shall become vested in full (other than with respect to the unvested stock options, restricted stock and other equity or equity-based awards which terms are set forth below); provided, however, that to the extent such accelerated vesting of benefits cannot be provided under one or more of such plans consistent with applicable provisions of the Code, such benefits shall be paid to the executive in a lump sum within ten days after termination of employment outside the applicable plan; and (B) (x) except in the case of a termination of executive’s employment due to executive’s death or Disability, each of the annual restricted stock awards specified in executive’s employment agreement shall be granted, notwithstanding whether the scheduled grant date has been achieved, and (y) any and all unvested stock options, restricted stock and other equity or equity-based awards shall immediately vest as of the end of the employment period; provided, however, that if executive is terminated without Cause or if there is a non-renewal (other than following a Change of Control) or a Termination for Good Reason, the preceding subclauses (x) and (y) above shall not apply, except that all unvested stock options, shall immediately vest as of the end of the employment period; and

b.	Executive (and his dependents, if any) will be entitled to continue participation in all of the Company’s medical, dental and vision care plans (the “Health Benefit Plans”), for the period for which the executive could elect COBRA continuation coverage under the Health Benefit Plans as a result of his termination of employment; provided that executive’s participation in the Company’s Health Benefit Plans shall cease on any earlier date that executive (and his dependents, if any) becomes eligible for comparable benefits from a subsequent employer. Executive’s participation in the Health Benefit Plans will be on the same terms and conditions (including, without limitation, any contributions that would be required from executive) that would apply to other similarly situated former employees of the Company; provided that the Company shall reimburse executive an amount equal to executive’s monthly COBRA cost for the period for which Executive elects COBRA continuation coverage under the Company’s Health Benefit Plans as a result of his termination of employment. In addition, except in the case of termination due to death, executive will be entitled to receive a cash payment in a lump sum within ten days after termination of employment, or, if, on the date of such termination of employment, the executive is a “specified employee” within the meaning of Section 409A of the Code, on the day after the expiration of six months following such termination of employment. The amount of such payment shall be the actuarially determined value of the cost of coverage under the Company’s medical, dental and vision care plans for a period equal to the difference between 36 months and the period for which the executive could elect COBRA continuation coverage under such plans.

The aforementioned calculation assumes that all of Mr. Ashken’s restricted shares (250,000 shares) will automatically vest at a closing market price on December 31, 2012 of $51.70 for a value of $12,925,000. Annual medical and dental insurance premiums are assumed to be $18,876.

We have not agreed to provide, and are not otherwise obligated to provide, Mr. Ashken with a “gross-up” or other reimbursement for any excise tax or parachute payments.

James E. Lillie

Payment upon Separation	Death on 12/31/12	Disability on 12/31/12	For Cause Termination on 12/31/12	Termination Without Cause on 12/31/12	Termination for Good Reason on 12/31/12	Termination Not for Good Reason on 12/31/12	Non-Renewal on 12/31/12	Non-Renewal within 2 years following Change of Control on 12/31/12
Earned Salary (1)	$22,668	$22,668	$22,668	$22,668	$22,668	$22,668	$22,668	$22,668
Severance Benefits (2)	6,963,584	9,463,076	—	9,463,076	9,463,076	—	—	7,498,476
Vested Benefits (3)	—	—	—	—	—	—	—	—
Additional Termination Benefits (4)	7,777,428	7,799,856	—	44,856	44,856	—	44,856	7,799,856

(1)	Earned Salary means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends.

(2)	Severance Benefits means an amount equal to (A) three times (two times in the case of termination due to death) executive’s annualized Base Salary in effect on the date of termination, plus (B) three times (two times in the case of termination due to death) the average annual bonus to the executive over the two immediately preceding fiscal years, plus (C) except, in the case of non-renewal, the amount, if any, accrued on the Company’s financial statements for the executive’s annual bonus through the date of termination; provided, however, that if executive is terminated without Cause or there is a Termination for Good Reason, the amounts described in clause (C) above shall be payable only to the extent that the applicable performance targets for the year of termination are actually achieved. Assumes a base salary of $982,300 and an average annual bonus over the preceding two years to be $1,517,192.

(3)	Vested Benefits means amounts which are vested or which executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries, at or subsequent to the date of his termination without regard to the performance by executive of further services or the resolution of a contingency.

(4)	Additional Termination Benefits means:

a.	(A) All of the executive’s benefits accrued under the employee option, pension, retirement, savings and deferred compensation plans of the Company shall become vested in full (other than with respect to the unvested stock options, restricted stock and other equity or equity-based awards which terms are set forth below); provided, however, that to the extent such accelerated vesting of benefits cannot be provided under one or more of such plans consistent with applicable provisions of the Code, such benefits shall be paid to the executive in a lump sum within ten days after termination of employment outside the applicable plan; and (B) (x) except in the case of a termination of executive’s employment due to executive’s death or Disability, each of the annual restricted stock awards specified in executive’s employment agreement shall be granted, notwithstanding whether the scheduled grant date has been achieved, and (y) any and all unvested stock options, restricted stock and other equity or equity-based awards shall immediately vest as of the end of the employment period; provided, however, that if executive is terminated without Cause or if there is a non-renewal (other than following a Change of Control) or a Termination for Good Reason, the preceding subclauses (x) and (y) above shall not apply, except that all unvested stock options, shall immediately vest as of the end of the employment period; and

b.

Executive (and his dependents, if any) will be entitled to continue participation in all of the Company’s medical, dental and vision care plans (the “Health Benefit Plans”), for the period for which the executive could elect COBRA continuation coverage under the Health Benefit Plans as a result of his termination of employment; provided that executive’s participation in the Company’s Health Benefit Plans shall cease on any earlier date that executive (and his dependents, if any) becomes eligible for comparable benefits from a subsequent employer. Executive’s participation in the Health Benefit Plans will be on the same terms and conditions (including, without limitation, any contributions that would be required from executive) that would apply to other similarly situated former employees of the Company; provided that the Company shall reimburse executive an amount equal to executive’s monthly COBRA cost for the period for which Executive elects COBRA continuation coverage under the Company’s Health Benefit Plans as a result of his termination of employment. In addition, except in the case of termination due to death, executive will be entitled to receive a cash payment in a lump sum within ten days after termination of employment, or, if, on the date of such termination of employment, the executive is a “specified employee” within the meaning of Section 409A of the Code, on the day after the expiration of six months following such termination of employment. The amount of such payment shall be the actuarially determined value of the cost of coverage under the Company’s medical, dental and vision care plans for a period equal to the difference between 36 months and the period for which the executive could elect COBRA continuation coverage under such plans.

The aforementioned calculation assumes that all of Mr. Lillie’s restricted shares (150,000 shares) will automatically vest at a closing market price on December 31, 2012 of $51.70 for a value of $7,755,000. Annual medical and dental insurance premiums are assumed to be $14,952.

We have not agreed to provide, and are not otherwise obligated to provide, Mr. Lillie with a “gross-up” or other reimbursement for any excise tax or parachute payments.

In connection with the payments set forth above for Messrs. Franklin, Ashken and Lillie, Earned Salary shall be paid in cash in a single lump sum as soon as practicable following the end of the employment period, but in no event more than ten days thereafter; provided, that if executive’s termination is in conjunction with a Change of Control, executive shall be paid his Earned Salary on the earlier to occur of (a) five days after the effective date of executive’s termination and (b) on the date of such Change of Control. Vested Benefits shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have been awarded or accrued. Additional Termination Benefits shall be provided or made available at the times specified above as to each such Additional Termination Benefit. Unless otherwise specified in the employment agreement, Severance Benefits shall be paid in a single lump sum cash payment as soon as practicable, but in no event later than ten days after the executive’s termination; provided that (i) except as otherwise specified in the employment agreement, if executive’s termination is in conjunction with a Change of Control, executive shall be paid his Severance Benefits on the earlier to occur of (a) five days after the effective date of executive’s termination and (b) on the date of such Change of Control.

For purposes of the foregoing description of the benefits payable to Messrs. Franklin, Ashken and Lillie upon early termination or a change of control, the following terms shall have the following meanings:

“Change of Control of the Company” generally means and shall be deemed to have occurred if (i) any person, other than the Company, is or becomes the “beneficial owner” directly or indirectly, of voting securities representing 50% or more of the total voting power of all the then-outstanding voting securities; or (ii) the current members of the Board cease for any reason to constitute a majority of the Board; or (iii) consummation of a merger, consolidation, recapitalization or reorganization of the Company or any subsidiary, provided that any such transaction in which the holders of outstanding voting securities immediately prior to the transaction receive, with respect to such voting securities, voting securities of the surviving or transferee entity representing more than 60% of the total voting power outstanding immediately after such transaction shall not be deemed a Change of Control if the voting power of each such continuing holder relative to other such continuing holders not substantially altered in such transaction; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Disability” means long-term disability within the meaning of the Company’s long-term disability plan under which executive is covered at the time of determination.

“Termination for Cause” means a termination of executive’s employment by the Company within thirty days after the occurrence of (i) executive’s conviction of a felony or a crime involving moral turpitude or (ii) executive’s willful and continued failure to perform the material duties of his position (other than as a result of Disability) if such failure continues for a period of thirty days after executive’s receipt of written notice from the Company specifying the exact details of such alleged failure and such alleged failure has had (or is expected to have) a material adverse effect on the business of the Company or its subsidiaries.

“Termination for Good Reason” generally means a termination of executive’s employment by executive following (i) a material diminution in executive’s positions, duties and responsibilities, (ii) the removal of executive from his current position, unless mutually agreed upon, (iii) a material reduction in executive’s Base Salary or (iv) a material breach by the Company of any other provision of the employment agreement.

“Termination Not For Good Reason” means any termination of executive’s employment by executive other than Termination for Good Reason or a termination due to executives Disability or death.

“Termination Without Cause” means any termination of executive’s employment by the Company other than a Termination for Cause or a termination due to executive’s Disability.

Messrs. Franklin, Ashken and Lillie are subject to certain non-competition covenants as further set forth above under the caption titled “Employment Agreements.” Messrs. Franklin, Ashken and Lillie are also subject to confidentiality provisions under the terms of their respective employment agreements.

John E. Capps and Richard T. Sansone: Benefits Payable Upon Early Termination

John E. Capps

If Mr. Capps’ employment were to be terminated by the Company without Cause or upon Disability, he would be provided a lump sum payment equal to (i) two years’ base salary at the time of termination, plus (ii) two year’s target bonus which Mr. Capps would be entitled to receive for achieving budget for the year in which his employment was terminated, plus (iii) provided Mr. Capps elects continuation of health insurance and other benefits under COBRA, an amount equal to Mr. Capps’ monthly COBRA cost for the period for which he could elect COBRA continuation coverage under the Company’s health benefit plans, plus (iv) the full vesting of any outstanding stock options and the lapsing of any restrictions over any restricted shares owned by Mr. Capps. The cash portion of the severance amount shall be paid to Mr. Capps as promptly as practicable after the date of termination and in no event later than ten days after termination.

Richard T. Sansone

If Mr. Sansone’s employment were to be terminated by the Company without Cause or upon Disability, he would be provided a lump sum payment equal to (i) two years’ base salary at the time of termination, plus (ii) two year’s target bonus which Mr. Sansone would be entitled to receive for achieving budget for the year in which his employment was terminated, plus (iii) provided Mr. Sansone elects continuation of health insurance and other benefits under COBRA, an amount equal to Mr. Sansone’s monthly COBRA cost for the period for which he could elect COBRA continuation coverage under the Company’s health benefit plans, plus (iv) the full vesting of any outstanding stock options and the lapsing of any restrictions over any restricted shares owned by Mr. Sansone. The cash portion of the severance amount shall be paid to Mr. Sansone as promptly as practicable after the date of termination and in no event later than ten days after termination.

The following tables show the potential payments upon termination of Messrs. Capps and Sansone, upon the specified events:

John E. Capps

Payment upon Separation	Termination Without Cause on 12/31/12	Disability on 12/31/12
Severance Amount	$1,380,000	$1,380,000
Benefits	7,596	7,596
Accelerated Vesting of Restricted Shares (Equity Value)	3,391,520	3,391,520

Mr. Capps is subject to certain non-competition covenants and non-solicitation provisions as further set forth above under the caption titled “Employment Agreements.” Mr. Capps is also subject to confidentiality provisions under the terms of his employment agreement.

Severance payments assume annual base salary of $460,000 and an annual target bonus of $230,000. Benefits assume one year of benefits at an annual rate of $5,064 for medical and dental premiums.

Mr. Capps’ employment agreement does not contain any payments to him upon a change of control of the Company.

Richard T. Sansone

Payment upon Separation	Termination Without Cause on 12/31/12	Disability on 12/31/12
Severance Amount	$1,380,000	$1,380,000
Benefits	24,426	24,426
Accelerated Vesting of Restricted Shares (Equity Value)	3,913,690	3,913,690

Mr. Sansone is subject to certain non-competition covenants and non-solicitation provisions as further set forth above under the caption titled “Employment Agreements.” Mr. Sansone is also subject to confidentiality provisions under the terms of his employment agreement.

Severance payments assume annual base salary of $460,000 and an annual target bonus of $230,000. Benefits assume one year of benefits at an annual rate of $16,284 for medical and dental premiums.

Mr. Sansone’s employment agreement does not contain any payments to him upon a change of control of the Company.

Equity Compensation Plan Information

The following table provides information regarding compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2012:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights (1)	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities available for future issuance (excluding securities reflected in column (a) (2)
Equity compensation plans approved by security holders:
2009 Stock Incentive Plan	43,000	$32.59	1,193,241
Amended and Restated 2003 Stock Incentive Plan, as amended	347,314	20.61	215,417
2010 Employee Stock Purchase Plan	Not Applicable	Not Applicable	1,268,387
2003 Employee Stock Purchase Plan	Not Applicable	Not Applicable	—
Equity compensation plans not approved by security holders:
None	Not Applicable	Not Applicable	Not Applicable

Total	390,314	$20.00	2,677,045

(1)	As of December 31, 2012, there are 3,366,424 restricted shares outstanding which contain performance vesting targets which are not included in the options outstanding amount.

(2)	The number of securities available for future issuance under the Amended and Restated 2003 Stock Incentive Plan, as amended, consists of 5,578 restricted shares and 209,839 options at December 31, 2012. The number of securities available for future issuance under the 2009 Stock Incentive Plan may consist entirely of restricted shares, entirely of options, or some mixture of both, at December 31, 2012. For a description of the equity compensation plans above, see Note 13 of Item 8. Financial Statements and Supplementary Data appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Jonathan Franklin, who is the brother of Martin E. Franklin, our Executive Chairman, serves as Director, Supply Chain, and received total compensation of $266,967 during 2012, which includes certain payments under the Company’s long-term incentive compensation plan due to the achievement of certain of the Company’s long-term business objectives. The Company’s Audit Committee has determined that the terms of Mr. Franklin’s employment were fair and reasonable and no less favorable to the Company than would be obtained in a comparable arm’s-length transaction with an unaffiliated third party.

Review, Approval or Ratification of Transactions with Related Persons

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Company’s preference to avoid related party transactions.

Our Board and Audit Committee have adopted written policies and procedures relating to approval or ratification of “interested transactions” with “related parties.” Under such policies and procedures, our Audit

Committee is to review the material facts of all interested transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the interested transactions, subject to certain exceptions set forth below, by taking into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Our written policies and procedures do not specifically list other factors to be considered by the Audit Committee when reviewing an interested transaction, but gives the Audit Committee the discretion to consider other factors it deems appropriate.

No director may participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director shall provide all material information concerning the interested transaction to the Audit Committee. If an interested transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and, at least annually, must review and assess ongoing relationships with the related party.

Under such policies and procedures, an “interested transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, the Company is a participant, and any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A “related party” is any person who is or was since the beginning of the last fiscal year for which the Company has filed on an Annual Report on Form 10-K and proxy statement, even if they do not presently serve in that role, an executive officer, director or nominee for election as a director, any greater than 5% beneficial owner of our common stock, or any immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The certain exceptions to the Audit Committee’s review of interested transactions are (i) if advance approval of an interested transaction is not feasible, then the interested transaction shall be considered and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee’s next regularly scheduled meeting, (ii) interested transactions, even if the aggregate amount involved will exceed $120,000, that the Audit Committee has reviewed and deemed pre-approved which are described below under the heading “Standing Pre-Approval for Certain Interested Transactions,” and (iii) if the aggregate amount involved is expected to be less than $1,000,000, our Board has delegated to the chair of the Audit Committee the authority to pre-approve or ratify (if applicable) any interested transaction with a related party. At the first regularly scheduled meeting of the Audit Committee in each calendar year, a summary of each new interested transaction deemed pre-approved pursuant to item (3) under “Standing Pre-Approval for Certain Interested Transactions” below and each new interested transaction pre-approved by the chair of the Audit Committee shall be provided to the Audit Committee for its review.

Standing Pre-Approval for Certain Interested Transactions

Pre-approved interested transactions include:

(1)	employment of executive officers either if the related compensation is required to be reported in the proxy statement or if the executive officer is not an immediate family member of another executive officer or a director of the Company, and the related compensation would be reported in the proxy statement if the executive officer was a “named executive officer” and the Compensation Committee approved (or recommended that the Board approve) such compensation;

(2)	any compensation paid to a director if the compensation is required to be reported in the proxy statement;

(3)	any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues;

(4)	any transaction where the related person’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s Common Stock received the same benefit on a pro rata basis (e.g., dividends); or

(5)	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

PROPOSAL 2

ADOPTION AND APPROVAL OF THE

JARDEN CORPORATION

2013 STOCK INCENTIVE PLAN

The Company seeks Stockholder approval of the Jarden Corporation 2013 Stock Incentive Plan (the “2013 Plan”). Our Stockholders have previously approved the Jarden Corporation 2009 Stock Incentive Plan (the “Prior Plan”). The 2013 Plan is intended to be used to make future awards that were previously made under the Prior Plan, to modernize the Company’s incentive award grant practices in light of current market practices and to set forth the principles our Stockholders expect us to adhere to in designing and administering employee and director compensation programs. The Board recommends a vote “FOR” the approval of the 2013 Plan.

Background

On February 23, 2013, our Board adopted the 2013 Plan, subject to approval by our Stockholders. If approved, the 2013 Plan (described in detail below) will become effective as of the date of approval by our Stockholders, and no further awards will be made under the Prior Plan after the 2013 Plan’s effective date. If the 2013 Plan is not approved by our Stockholders, the Prior Plan will continue in existence in its current state. As of the date of this Proxy Statement, no awards have been granted under the 2013 Plan.

As of March 31, 2013, we had 868,673 shares available for grant under the Prior Plan. The number of options outstanding under the Prior Plan as of March 31, 2013 was 58,500 with a weighted average exercise price of $21.66 per share and weighted average remaining term of 7.0 years. The number of full value awards (e.g., restricted stock awards) outstanding under the Prior Plan was 4,977,046 as of March 31, 2013.

The number of shares of Common Stock available for issuance under the 2013 Plan on or after the date the stockholders approve the 2013 Plan, referred to in this Proposal 2 as the “effective date,” is 6,000,000 shares, plus any shares remaining for grant and delivery under the Prior Plan on the effective date of the 2013 Plan.

If any shares subject to (i) any award under the 2013 Plan, or after the effective date of the 2013 Plan, shares subject to any awards granted under the Prior Plan, are forfeited, expire or otherwise terminate without issuance of such shares, or (ii) any award, other than a stock appreciation right award, under the 2013 Plan, or after the effective date of the 2013 Plan, shares subject to any award, other than a stock appreciation right, granted under the Prior Plan, that could have been settled with shares is settled for cash or otherwise does not result in the issuance of all or a portion of the shares, the shares to which those awards were subject, will, to the extent of such forfeiture, expiration, or termination, cash settlement or non-issuance, again be available for delivery with respect to awards under the 2013 Plan.

Any share that again becomes available for delivery pursuant to the provisions described above will be added back as one share.

As of March 31, 2013, there were 5,035,546 shares issuable pursuant to outstanding options and other awards under the Prior Plan, any of which might be available for awards under the 2013 Plan as described above. No further awards will be made under the Prior Plan after the effective date of the 2013 Plan.

Rationale for the adoption of the 2013 Plan

The Board believes that the 2013 Plan will advance our long-term success by encouraging stock ownership among award recipients. In addition, the Board believes that a fundamental objective of a long-term incentive compensation program is the alignment of management and stockholders’ interests. The 2013 Plan allows for several forms of awards based on the value of our Common Stock and for the utilization of performance-based vesting targets that measure operational and financial performance improvements relevant to stockholder value. The 2013 Plan is intended to be used to make future awards that were previously made under the Prior Plan. The 2013 Plan is intended to modernize the Company’s incentive award grant practices in light of current market practices and to set forth the principles our Stockholders expect us to adhere to in designing and administering employee and director compensation programs.

Stockholder approval of the 2013 Plan is required (i) for purposes of complying with the stockholder approval requirements for the listing of shares on the NYSE, (ii) to comply with certain exclusions from the limitations of Section 162(m) of the Code, as described below, (iii) to comply with the incentive stock options rules under Section 422 of the Code, and (iv) for the 2013 Plan to be eligible under the “plan lender” exemption from the margin requirements of Regulation U promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Principal Features of the 2013 Plan

The principal features of the 2013 Plan are as follows (and are set forth more fully below):

•

All officers, directors, employees, and consultants of the Company and its subsidiaries and other designated affiliates, which we refer to as “Related Entities,” are eligible to participate in the 2013 Plan;

•

Options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), shares granted as a bonus or in lieu of another award, dividend equivalents, other stock-based awards or performance awards are eligible for grants under the 2013 Plan, however, dividend equivalents may only be granted in tandem with other awards under the 2013 Plan;

•	The 2013 Plan will be administered by the Compensation Committee of the Board (the “Committee”);

•

Vesting requirements with respect to awards under the 2013 Plan are determined by the Committee, except that if a dividend equivalent is granted in connection with another award that is subject to performance-based vesting criteria, the dividend equivalent must also be subject to performance-based vesting criteria to the same extent as the award with respect to which the dividend equivalent was granted;

•

No awards under the 2013 Plan vest on account of a change in control of the Company if the award is assumed or substituted or otherwise continues after the change in control occurs, unless the Committee otherwise determines in a specific instance, or as otherwise provided in any agreement between a participant and the Company (other than an award agreement under the 2013 Plan). However, if and only to the extent provided in an award agreement and on such terms and conditions as may be set forth in an award agreement, if a participant’s employment is terminated without “cause” by the Company or for “good reason” by the participant (as those terms are defined in the 2013 Plan) within 24 months after the effective date of a change in control of the Company, the participant’s awards become fully vested;

•	The 2013 Plan grants the Committee discretion to determine the time when an option no longer may be exercised following a participant’s termination, as set forth in the applicable award agreement;

•	The 2013 Plan prohibits the repricing of option and SAR awards without approval by the Stockholders; and

•

The 2013 Plan limits the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any outside director during any single calendar year to $500,000.

Description of the 2013 Plan

A copy of the 2013 Plan is attached hereto as Annex A and is hereby incorporated into this Proxy Statement by reference. The following summary of key provisions of the 2013 Plan, as well as the other summaries and descriptions relating to the 2013 Plan contained elsewhere in this Proxy Statement, are each qualified in their entirety by reference to the full text of the 2013 Plan.

Purpose

The purpose of the 2013 Plan is to assist the Company and its Related Entities in attracting, motivating, retaining and rewarding high-quality executives and other officers, employees, directors, and consultants of the Company or its Related Entities, by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

Shares Available for Awards; Annual Per-Person Limitations

The number of shares of common stock available for issuance under the 2013 Plan on or after the 2013 Plan’s effective date is 6,000,000 shares, plus any shares remaining for grant and delivery under the Prior Plan on the effective date of the 2013 Plan.

If any shares subject to (i) any award under the 2013 Plan, or after the effective date of the 2013 Plan, shares subject to any awards granted under the Prior Plan, are forfeited, expire or otherwise terminate without issuance of such shares, or (ii) any award, other than a SAR award, under the 2013 Plan, or after the effective date of the 2013 Plan, shares subject to any award, other than a SAR, granted under the Prior Plan, that could have been settled with shares is settled for cash or otherwise does not result in the issuance of all or a portion of the shares, the shares to which those awards were subject, will, to the extent of such forfeiture, expiration, or termination, cash settlement or non-issuance, again be available for delivery with respect to awards under the 2013 Plan.

Any share that again becomes available for delivery pursuant to the provisions described above will be added back as one share.

Substitute awards will not reduce the shares authorized for delivery under the 2013 Plan or authorized for delivery to a participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the 2013 Plan and will not reduce the shares authorized for delivery under the 2013 Plan; provided, that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of the Company or its Related Entities prior to such acquisition or combination.

As of March 31, 2013, there were 5,035,546 shares issuable pursuant to outstanding options and other awards under the Prior Plan, any of which might be available for awards under the 2013 Plan as described above. Outstanding awards granted under the Prior Plan will continue to be governed by the terms of the Prior Plan, but no awards may be made under the Prior Plan after the effective date of the 2013 Plan.

The 2013 Plan imposes individual limitations on the amount of certain awards in part with the intention to comply with Section 162(m) of the Code. Under these limitations, in any fiscal year of the Company during any part of which the 2013 Plan is in effect, no participant may be granted (i) stock options and/or SARs with respect to more than 1,500,000 shares of common stock, or (ii) shares of restricted stock, RSUs, performance shares and/or other stock-based awards denominated in or valued by reference to a designated number of shares that are intended to qualify as “performance-based compensation” exempt from the deduction limitations imposed under Section 162(m) of the Code, with respect to more than 1,500,000 shares of common stock, in each case, subject to adjustment in certain circumstances. A participant may be granted awards that are intended to qualify as “performance-based compensation” exempt from the deduction limitations imposed under Section 162(m) of the Code, in connection with his or her initial service covering an additional 250,000 shares, in addition to the individual limitations described in the foregoing sentence. The maximum amount that may be paid out to any one participant with respect to performance units and/or performance cash granted to a participant during any calendar year that is intended to qualify as “performance-based compensation” exempt from the deduction limitations imposed under Section 162(m) of the Code, is $4,500,000.

The aggregate fair market value of our Common Stock on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code). Any excess will be treated as a non-qualified stock option.

The maximum number of shares that may be delivered under the 2013 Plan as a result of the exercise of incentive stock options is 6,000,000 shares, subject to certain adjustments.

Notwithstanding any other provision of the 2013 Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any outside director during any single calendar year will not exceed $500,000.

The Committee is authorized to adjust the limitations on the number of shares of Common Stock available for issuance under the 2013 Plan and the individual limitations on the amount of certain awards (other than the $100,000 limitation described above with respect to incentive stock option awards) and will adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) to the extent it deems equitable in the event that a dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Company’s Common Stock so that an adjustment is appropriate. See the sections called “Acceleration of Vesting; Change in Control” and “Other Adjustments” below for a summary of certain additional adjustment provisions of the 2013 Plan.

Except with respect to the adjustments referenced in the foregoing paragraph, the Committee is prohibited from taking any of the following actions without approval of the Stockholders: (i) lower the exercise or grant price per share of an option or SAR after it is granted, (ii) cancel an option or SAR when the exercise or grant price per share exceeds the fair market value of the underlying shares in exchange for another award (other than in connection with substitute awards), or (iii) take any other action with respect to an option or SAR award that may be treated as a repricing pursuant to the applicable rules of the stock exchange or quotation system on which shares of our common stock are listed or quoted (any such action described in (i)—(iii) being referred to as a “Repricing”).

The closing price of our Common Stock on the NYSE on March 28, 2013 was $42.85 per share.

Eligibility

The persons eligible to receive awards under the 2013 Plan are the officers, directors, employees, and consultants of the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in

Sections 424(e) and (f) of the Code, respectively) are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code (“ISOs”). An employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the 2013 Plan.

As of the record date, April 5, 2013, approximately 25,000 persons were eligible to participate in the 2013 Plan.

Administration

The 2013 Plan is to be administered by the Committee, except to the extent (and subject to the limitations set forth in the 2013 Plan) the Board elects to administer the 2013 Plan. It is intended that the Committee will be comprised exclusively of independent non-employee directors in accordance with NYSE listing requirements, Rule 16b-3 under the Exchange Act and Section 162(m) of the Code. Subject to the terms of the 2013 Plan, the Committee is authorized to select eligible persons to receive awards, grant awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2013 Plan, construe and interpret the 2013 Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2013 Plan.

The Committee is permitted to delegate the performance of certain functions, including administrative functions, of the 2013 Plan to members of the Board, or our officers or managers, or committees of them. The delegation is required to be accomplished in a manner that does not result in the loss of an exemption under Rule 16b-3 under the Exchange Act for awards or cause awards to “covered employees” that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify.

Stock Options and Stock Appreciation Rights

The Committee is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the Committee, provided that the exercise price per share of an option and the grant price per share of a SAR will be no less than 100% of the fair market value of a share of common stock on the date such option or SAR is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a share of common stock on the date such ISO is granted.

For purposes of the 2013 Plan, the term “fair market value” means the fair market value of shares of Common Stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of a share of Common Stock as of any given date is the closing sales price per share of Common Stock as reported on the principal stock exchange or market on which shares of Common Stock are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the award is authorized by the Committee) or, if there is no sale on that date, then on the last previous day on which a sale was reported.

The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Committee, except that no option or SAR may have a term exceeding ten years, and no

ISO granted to a 10% owner (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant); provided, however, that in the event that on the last day of the term of an option or SAR, other than an ISO, the exercise of the option or SAR would violate an applicable federal, state, local, or foreign law, the Committee may, in its sole and absolute discretion, extend the term of the option or SAR for a period of no more than thirty (30) days after the date on which the exercise of the option or SAR would no longer violate any applicable federal, state, local, and foreign laws, provided that such extension of the term of the option or SAR would not cause the option or SAR to violate the requirements of Section 409A of the Code. Methods of exercise and settlement and other terms of options and SARs are determined by the Committee. The Committee, thus, may permit the exercise price of options awarded under the 2013 Plan to be paid in cash, shares, other awards or other property (including loans to participants).

The Company may grant SARs in tandem with options, which we refer to as “Tandem SARs,” under the 2013 Plan. A Tandem SAR may be granted at the same time as the related option is granted. A Tandem SAR may only be exercised when the related option would be exercisable and the fair market value of the shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem SAR will no longer be exercisable to the extent the Tandem SAR has been exercised and any Tandem SAR will no longer be exercisable to the extent the related option has been exercised.

Restricted Stock and Restricted Stock Units

The Committee is authorized to grant restricted stock and RSUs. Restricted stock is a grant of shares of Common Stock which may not be sold or disposed of, and which are subject to such risks of forfeiture and other restrictions as the Committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights, other than dividend rights, of a stockholder of the Company (including voting rights), unless otherwise determined by the Committee. A participant granted restricted stock will have the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee), if and only to the extent provided in the participant’s award agreement. An award of RSUs confers upon a participant the right to receive shares of Common Stock or cash equal to the fair market value of the specified number of shares covered by the RSUs at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an award of RSUs carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other awards or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents may be granted in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the Committee. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant shares of Common Stock as a bonus free of restrictions, or to grant shares of Common Stock or other awards in lieu of Company obligations to pay cash under the 2013 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards

The Committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee determines the terms and conditions of such awards.

Performance Awards

The Committee is authorized to grant performance awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance cash or performance units). Performance awards may be settled by delivery of cash, shares of common stock or other property, or any combination thereof, as determined by the Committee.

If and only to the extent that the Committee elects, the provisions that are intended to qualify awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Section 162(m) of the Code will apply to any restricted stock award, RSU award, performance award, or other stock-based award if it is granted to a participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a “covered employee” (as defined below) and is intended to qualify as “performance-based compensation” not subject to the limitation on tax deductibility. The term “covered employee” means the Company’s chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among the three highest compensated officers of the Company (other than the Company’s principal financial officer) as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to an award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee and not the Board.

If and to the extent that the Committee elects to have the foregoing provisions of the 2013 Plan be applicable to any award, one or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), are to be used by the Committee in establishing performance goals for awards under the 2013 Plan: (1) earnings per share and/or earnings per share growth; (2) net revenue and/or net revenue growth; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital); (4) margins and/or operating margin; (5) return on assets, sales, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; net income growth; pretax earnings; earnings before income taxes and amortization; earnings before income taxes and amortization growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return and/or total stockholder return growth including an increase in the value of a share; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) the fair market value of a share; and/or (19) capital raises in excess of specified amounts. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard &

Poor’s 500 Stock Index or a group of companies that are comparable to the Company. Performance goals for awards intended to comply with Section 162(m) of the Code must be established not later than 90 days after the beginning of the performance period applicable to such awards or at such other date as may be required for “performance-based compensation” treatment under Section 162(m) of the Code.

After the end of each performance period, the Committee will determine and certify whether the performance goals have been achieved. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee will exclude the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the award is granted.

The Committee may, in its discretion, determine that the amount payable as an award intended to qualify as “performance-based compensation” not subject to the limitation on tax deductibility under Section 162(m) of the Code will be reduced from the amount of any potential award.

Other Terms of Awards

Awards may be settled in the form of cash, shares of Common Stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of Common Stock or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2013 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2013 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers subject to any terms and conditions the Committee may impose thereon.

Awards under the 2013 Plan generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in exchange for other awards under the 2013 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control

Subject to certain limitations contained in the 2013 Plan, including those described in the following paragraph, the Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award. In the event of a “change in control” of the Company, as defined in the 2013 Plan, and only to the extent provided in any employment or other agreement between the participant and the Company or any Related Entity, or in any award agreement, or to the extent otherwise determined by the Committee in its sole discretion in each particular case, (i) any option or SAR that was not previously vested and exercisable at the time of the change in control will become immediately vested and exercisable; (ii) any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted stock award, RSU award or any other stock-based award subject only to future service requirements will lapse and such awards will be deemed fully vested; and (iii) any outstanding award subject to achievement of performance goals and conditions under the 2013 Plan will be considered to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the performance period completed as of the change in control of the Company).

Notwithstanding the foregoing or any provision in any award agreement to the contrary, and unless the Committee otherwise determines in a specific instance, or as is provided in any employment or other agreement between the participant and the Company or any Related Entity, each outstanding option, SAR, restricted stock, RSU or other stock-based award will not be accelerated as described above, if either (i) the Company is the surviving entity in the change in control and the award continues to be outstanding after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control or (ii) the successor company assumes or substitutes for the applicable award, as determined in accordance with the terms of the 2013 Plan. Notwithstanding the foregoing, if and only to the extent provided in an award agreement and on such terms and conditions as may be set forth in an award agreement, in the event a participant’s employment is terminated without “cause” by the Company or any Related Entity or by such successor company or by the participant for “good reason,” as those terms are defined in the 2013 Plan, within 24 months following such change in control, each award held by such participant at the time of the change in control will be accelerated as described above.

Subject to any limitations contained in the 2013 Plan, including those described above in the preceding paragraph, relating to the vesting of awards in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any “change in control,” the agreement relating to such transaction and/or the Committee may provide for: (i) the continuation of the outstanding awards by the Company, if the Company is a surviving entity, (ii) the assumption or substitution for outstanding awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the 2013 Plan, (iii) full exercisability or vesting and accelerated expiration of the outstanding awards, or (iv) settlement of the value of the outstanding awards in cash or cash equivalents or other property followed by cancellation of such awards. The foregoing actions may be taken without the consent or agreement of a participant in the 2013 Plan and without any requirement that all such participants be treated consistently.

Other Adjustments

The Committee (and the Board) is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or (iii) in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant. However, the Committee may not make any adjustment described in this paragraph if doing so would cause any award granted under the 2013 Plan to participants designated by the Committee as “covered employees” and intended to qualify as “performance-based compensation” under Section 162(m) of the Code to otherwise fail to qualify as “performance-based compensation.” In addition, without the approval of the Company’s stockholders, the Committee may not make any adjustment described in this paragraph if such adjustment would result in a Repricing.

Foreign Employees and Consultants

Awards may be granted to participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to awards to employees or consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee will have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from awards granted to participants performing services in such countries and to meet the objectives of the 2013 Plan. The Committee also may impose conditions on the exercise or vesting of awards in order to minimize the Company’s obligation with respect to tax equalization for employees or consultants on assignments outside their home country.

Clawback of Benefits

The Company may (i) cause the cancellation of any award, (ii) require reimbursement of any award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2013 Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law, which we refer to each as a clawback policy. In addition, a participant may be required to repay to the Company certain previously paid compensation, whether provided under the 2013 Plan or an award agreement or otherwise, in accordance with any clawback policy. By accepting an award, except as otherwise provided in the participant’s award agreement, a participant is also agreeing to be bound by any existing or future clawback policy adopted by the Company, or any amendments that may from time to time be made to the clawback policy in the future by the Company in its discretion (including without limitation any clawback policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the participant’s award agreements (and/or awards issued under the Prior Plan) may be unilaterally amended by the Company, without the participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any clawback policy.

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the 2013 Plan or the Committee’s authority to grant awards without further Stockholder approval, except that Stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted; provided that, except as otherwise permitted by the 2013 Plan or an award agreement, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award theretofore granted and any award agreement relating thereto, except as otherwise provided in the 2013 Plan; provided that, except as otherwise permitted by the 2013 Plan or award agreement, without the consent of an affected participant, no such Committee or the Board action may materially and adversely affect the rights of such participant under terms of such award. In addition, without the approval of the Stockholders, the Board may not alter or amend the 2013 Plan if such alteration or amendment would permit a Repricing without approval of the Stockholders. The 2013 Plan will terminate at the earliest of (i) such time as no shares of Common Stock remain available for issuance under the 2013 Plan, (ii) termination of the 2013 Plan by the Board, or (iii) the tenth anniversary of the effective date of the 2013 Plan. Awards outstanding upon expiration of the 2013 Plan will remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The 2013 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

An optionee generally is not taxable upon the grant of a nonqualified stock option granted under the 2013 Plan. On exercise of a nonqualified stock option granted under the 2013 Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of the Company or a Related Entity, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of the Company’s stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash. If a separate identifiable stock certificate or other indicia of ownership is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate or other indicia of ownership will be equal to his or her tax basis in the shares delivered, and his or her holding period for those shares will include his or her holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2013 Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the stock award, equal to the excess, if any, of the fair market value of the stock on the date the stock award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2013 Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for the Company, is reasonable in amount, and is not precluded by the deduction limitations imposed by Section 162(m) of the Code, and either the recipient includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

RSUs, Performance Shares, Performance Cash and Performance Units

The recipient of a performance share, performance cash, performance unit or RSU that provides for the payment of cash or the delivery of shares at a future date, will not recognize taxable income at the time of grant. The recipient will generally recognize taxable income, and if the recipient is an employee, be subject to withholding for income and employment taxes, when the payment of cash or the delivery of shares is actually made.

The Company will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired pursuant to the performance share, performance cash, performance unit or RSU awards will be the amount paid for such shares, if any, plus any ordinary income recognized when the stock is received. Upon the disposition of any such stock received, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

The Company may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or Tandem SARs, under the 2013 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no Federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, the Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

Section 162(m) of the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that awards granted to participants under the 2013 Plan whom the Committee expects to be covered employees at the time a deduction arises in connection with such awards, may, if and to the extent so intended by the Committee, be granted in a manner that will qualify as such “performance-based compensation,” so that such awards would not be subject to the Section 162(m) of the Code deductibility cap of $1 million. However, the Committee may, in its discretion, grant Awards that are not intended to be exempt from the deduction limitations imposed by Section 162(m) of the Code. In addition, future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect our ability to ensure that awards under the 2013 Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m) of the Code.

Section 409A of the Code

The 2013 Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any award under the 2013 Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an award that is deemed to be deferred compensation, such as a grant of RSUs that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the award as soon as the award is no longer subject to a substantial risk of forfeiture (even if the award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the award.

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change.

New Plan Benefits

A new plan benefits table for the 2013 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2013 Plan if the 2013 Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2013 Plan will be made at the Compensation Committee’s discretion. Therefore, the benefits and amounts that will be received or allocated under the 2013 Plan are not determinable at this time.

The Board of Directors unanimously recommends that Stockholders vote “FOR” the adoption and approval of the Jarden Corporation 2013 Stock Incentive Plan.

PROPOSAL 3

ADOPTION AND APPROVAL OF THE

JARDEN CORPORATION

2013 EMPLOYEE STOCK PURCHASE PLAN

The Company seeks Stockholder approval of the Jarden Corporation 2013 Employee Stock Purchase Plan (the “ESPP”). Our Stockholders have previously approved the Jarden Corporation 2010 Employee Stock Purchase Plan. On February 23, 2013, our Board adopted the ESPP, subject to approval by our Stockholders. If approved, the ESPP will become effective on August 1, 2013 and the Jarden Corporation 2010 Employee Stock Purchase Plan will expire on July 31, 2013 and no further awards will be made under the Jarden Corporation 2010 Employee Stock Purchase Plan. If the ESPP is not approved by our Stockholders, the Jarden Corporation 2010 Employee Stock Purchase Plan will continue in existence in its current state. The Board recommends a vote “FOR” the approval of the ESPP.

Description of the ESPP

A copy of the ESPP is attached hereto as Annex B and is hereby incorporated into this Proxy Statement by reference. The following summary of key provisions of the ESPP, as well as the other summaries and descriptions relating to the ESPP contained elsewhere in this Proxy Statement, are each qualified in their entirety by reference to the full text of the ESPP.

Structure of the ESPP

The ESPP includes a sub-plan (the “Statutory Plan”) designed to permit offerings of grants to employees of certain designated subsidiaries where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 of the Code for any subsidiary, individual, offering or grant) and also separate sub-plans (the “Non-Statutory Plans”) which permit offerings of grants to employees of certain designated subsidiaries and affiliates which are not intended to satisfy the requirements of Section 423 of the Code. The administrator of the ESPP is authorized to make changes to the features of the ESPP with respect to any Non-Statutory Plan as may be necessary or appropriate to achieve a desired tax treatment in any foreign jurisdiction or to comply with the laws applicable to any subsidiaries or affiliates. Therefore, the following is a summary of the principal features of the Statutory Plan and all references to the “ESPP” hereinafter will only refer to the Statutory Plan.

ESPP Terms

The ESPP permits employees of the Company and its designated subsidiaries, which we refer to each as a “Participating Company,” to purchase Company common stock at a discount equal to 85% of the lesser of (i) the market value of the shares on the offering date of such offering, and (ii) the market value of the shares on the purchase date of such offering, subject to limits set by the Code and the ESPP. Sales of shares under the ESPP are generally made pursuant to offerings that are intended to satisfy the requirements of Section 423 of the Code.

Administration

The ESPP is administered by the Compensation Committee of the Board. Subject to the provisions of the ESPP, the administrator of the ESPP has full authority and discretion to adopt, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP, and its decisions are final and binding upon all participants. In all cases, the ESPP is required to be administered in such a manner so as to comply with applicable requirements of Rule 16b-3 of the Exchange Act and Section 423 of the Code.

Eligibility and participation

The ESPP allows employees of the Participating Companies on one or more offering dates and who do not, immediately after the option is granted, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” within the meaning of Sections 423(b)(3) and 424(d) of the Code, to participate in the ESPP. Notwithstanding, employees of a Participating Company who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) shall not be eligible to participate in the ESPP if: (i) the grant of an option under the ESPP to such employee is prohibited under the laws of such jurisdiction; or (ii) compliance with the laws of such foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code.

As of April 5, 2013, the Company estimates that approximately 25,000 persons will be eligible to participate in the ESPP.

ESPP participants may authorize payroll deductions of at least $60 but no more than $10,000 of the participant’s base pay, inclusive of any employer-paid leave, overtime, cash bonuses, and commissions for such calendar year, to be applied toward the purchase of the Company’s common stock. A participant may elect, at any time during an offering, to (i) increase or decrease the amount to be withheld from his or her compensation under the ESPP, or (ii) discontinue payroll contributions, by completing and filing with the Company an amended enrollment agreement authorizing the increase, decrease or cessation of payroll deductions. An amended enrollment agreement shall remain in effect until the participant changes such enrollment agreement in accordance with the terms of the ESPP. The administrator of the ESPP may, from time to time, establish (x) limitations on the frequency and/or number of any permitted changes in the amount withheld during an offering, (y) payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (z) such other limitations or procedures as deemed advisable by the administrator of the ESPP in its sole discretion that are consistent with the ESPP and in accordance with the requirements of Code Section 423.

Offerings

The ESPP provides for separate six-month offerings, commencing on August 1 and February 1 of each year. Notwithstanding the foregoing, the administrator of the ESPP may establish (i) a different term for one or more future offerings, and (ii) different commencing and ending dates for such offerings; provided, however, that in no event shall any offering exceed 27 months. In the event the first or the last day of an offering is not a regular business day, then the first day of the offering shall be deemed to be the next regular business day and the last day of the offering shall be deemed to be the last preceding regular business day.

Payroll deductions, purchase price, and shares purchased

An employee must authorize a payroll deduction before the start of an offering in order to participate in that offering. On the last business day of the offering, the employee will be deemed to have exercised the option to purchase as many shares as the employee’s payroll deduction will allow at the option price, up to 500 shares in any single offering. The purchase price is equal to 85% of the lesser of (i) the market value of the shares on the offering date of such offering, and (ii) the market value of the shares on the purchase date of such offering. The closing price of the Company’s common stock as reported on the NYSE on March 28, 2013 was $42.85. No employee will be permitted to purchase any shares under the ESPP (i) if such employee, immediately after such purchase, owns shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporations, or (ii) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year in which the purchase right is outstanding.

Withdrawal and termination of employment

An employee may withdraw from an offering, in whole but not in part, at any time during the offering for which such withdrawal is to be effective, or by any other date specified by the administrator of the ESPP for a future offering. Upon withdrawal, the amount in the employee’s account will be refunded. An employee who has withdrawn from or suspended participation in an offering may not participate again in that same offering. In order to participate in a subsequent offering, the participant must re-enroll in the ESPP in accordance with the ESPP’s enrollment procedures. Upon termination of employment for any reason, the employee’s participation in the ESPP will immediately terminate and the payroll deductions credited to the employee’s account will be returned to him or her and such employee’s option will automatically terminate.

Transferability

No participant is permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her account or an option or any rights granted under the ESPP other than by will or the laws of descent and distribution. During the participant’s lifetime, only the participant can make decisions regarding the participation in or withdrawal from an offering under the ESPP.

Adjustments upon changes in capitalization

In the event of any change in the structure of the Company’s common stock, such as a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation offerings of rights, or other similar event, the administrator of the ESPP shall make an appropriate adjustment in the number, kind, and price of shares available for purchase under the ESPP, and in the number of shares an employee is entitled to purchase including, without limitation, closing an offering early and permitting purchase on the last business day of the reduced offering period, or terminating an offering and refunding participants’ account balances.

Amendment and termination of the ESPP

The Board may amend the ESPP in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Section 423 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will (i) increase the total number of shares as to which options may be granted under the ESPP, except as provided above in the event of any change in the structure of the Company’s common stock, (ii) modify the class of employees eligible to receive options, or (iii) otherwise require stockholder approval under any applicable law or regulation; and provided further, that except as provided below, no amendment to the ESPP will make any change in any option previously granted which adversely affects the rights of any participant.

The ESPP will continue in effect for ten years after the date of its adoption by the Board. Notwithstanding the foregoing, the Board may at any time and for any reason suspend or terminate the ESPP. During any period of suspension or upon termination of the ESPP, no options shall be granted.

Except as provided above in the event of any change in the structure of the Company’s common stock, no such termination of the ESPP may affect options previously granted, provided that the ESPP or an offering may be terminated by the Board on a purchase date or by the Board’s setting a new purchase date with respect to an offering then in progress if the Board determines that termination of the ESPP and/or the offering is in the best interests of the Company and the stockholders or if continuation of the ESPP and/or the offering would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the ESPP in the generally accepted accounting rules applicable to the ESPP.

Change of control, dissolution or liquidation of the Company

In the event of a change of control of the Company (as defined in the ESPP), each outstanding option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the “Successor Company”). In the event that the Successor Company refuses to assume or substitute for the option, any offering then in progress shall be shortened by setting a new purchase date. The new purchase date shall be a specified date before the date of the change of control. The administrator of the ESPP will notify each participant in writing, prior to the new purchase date, that the purchase date for the participant’s option has been changed to the new purchase date and that the participant’s option shall be exercised automatically on the new purchase date, unless prior to such date the participant has withdrawn from an offering then in progress or the ESPP.

In the event of the proposed dissolution or liquidation of the Company, the offering then in progress shall be shortened by setting a new purchase date and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new purchase date will be a specified date before the date of the Company’s proposed dissolution or liquidation. The administrator of the ESPP will notify each participant in writing, prior to the new purchase date, that the purchase date for the participant’s option has been changed to the new purchase date and that the participant’s option shall be exercised automatically on the new purchase date, unless prior to such date the participant has withdrawn from an offering then in progress or the ESPP.

Federal income tax consequences

The following discussion is a summary of the general U.S. federal income tax rules applicable to purchases offered by the Company and certain of its designated subsidiaries under the ESPP offerings that are intended to comply with Section 423 of the Code. Employees should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply. The ESPP and the right of participants to make purchases under it are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the ESPP, and the tax consequences will depend on how long a participant has held the shares prior to disposition. If the shares are disposed of (a) more than two years after the date of the beginning of the offering period and (b) more than one year after the stock is purchased in accordance with the ESPP (or if the employee dies while holding the shares), the following tax consequences will apply. The lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the “option price”), or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date) will be taxed as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. If an employee holds the shares for the holding periods described above, no deduction in respect of the disposition of such shares will be allowed to the Company.

If the shares are sold or disposed of (including by way of gift) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply. The amount by which the fair market value of the shares on the date the option is exercised (which is the last business day of the offering period and which is hereafter referred to as the “termination date”) exceeds the option price will be taxed as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be taxed as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. If the shares are sold for an amount that is less than their fair market value as of the termination date, the participant recognizes ordinary income equal to the excess of the fair market value of the shares on the termination date over the option price, and the participant may recognize a capital loss equal to the difference between the sales price and the value of such shares on the termination date. The Company, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee. Currently, the Company is not required to withhold employment or income taxes upon the exercise of options under plans qualifying under Sections 421 and 423 of the Code.

Shares available for issuance

2,250,000 shares of our Common Stock will be reserved for issuance under the ESPP.

New plan benefits

The amounts of future purchases under the ESPP are not determinable because participation is voluntary, participation levels depend on each participant’s elections and the restrictions of Section 423 of the Code and the ESPP, and the per-share purchase price depends on the future value of our Common Stock.

The Board of Directors unanimously recommends a vote “FOR” the adoption and approval of the Jarden Corporation 2013 Employee Stock Purchase Plan.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has audited the financial statements of the Company for the year ended December 31, 2012. The Board of Directors, upon recommendation of the Audit Committee, desires to continue the services of PricewaterhouseCoopers LLP for the current year ending December 31, 2013. Accordingly, the Board of Directors will recommend at the Meeting that the Stockholders ratify the appointment by the Board of Directors of the firm of PricewaterhouseCoopers LLP to audit the financial statements of the Company for the current year ending December 31, 2013. Representatives of that firm are expected to be available at the Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by Stockholders is not required by our organizational documents or other applicable law, the Audit Committee has determined that requesting ratification by Stockholders of its selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is a matter of good corporate practice. In the event the Stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its Stockholders.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2011 and 2012.

Fees Paid to PwC

The following table sets forth the aggregate fees and expenses billed by PwC to the Company for the fiscal years ended December 31, 2012 and December 31, 2011, for audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2012 and fiscal year 2011, respectively, and for audit-related services, tax services and other services rendered during fiscal year 2012 and fiscal year 2011, respectively, on behalf of the Company and its subsidiaries, as well as out-of-pocket costs incurred in connection with these services, which have been billed to the Company.

Fee Category:	Fiscal 2012	Fiscal 2011
Audit Fees	$10,161,088	$9,323,799
Audit-Related Fees	1,156,179	221,141
Tax Fees	2,144,567	663,571
All Other Fees	367,100	324,422

Total Fees	$13,828,934	$10,532,933

Audit Fees: Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence, accounting consultations in connection with acquisitions and attest services that are not required by statute or regulation.

Tax Fees: Consist of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees for professional services related to international tax compliance, assistance with tax audits, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. For the year ended December 31, 2012, in addition to PwC, KPMG LLP, Ernst & Young LLP and Deloitte & Touche, LLP also assisted the Company’s in-house tax department with the Company’s U.S. income tax compliance and other tax services.

All Other Fees: Consist of fees for all other services other than those reported above. The Audit Committee has concluded that the provision of non-audit services listed above by PwC is compatible with maintaining the auditor’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit, internal-control related and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Under the policy, pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Chairman of the Audit Committee or any two other members may also pre-approve particular services on a case-by-case basis and the full Board of Directors may approve fees on behalf of the Audit Committee.

All work performed by Company’s independent registered public accounting firms as described above under the captions Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees has been approved or pre-approved by the Audit Committee in accordance with the policies and procedures set forth above.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2012 Annual Meeting of Stockholders (the “2012 Meeting”), in accordance with the requirements of Section 14A of the Exchange Act, we included in the Proxy Statement for the 2012 Meeting a non-binding, advisory Stockholder vote on our executive compensation (commonly referred to as “Say-on-Pay”). At our 2012 Meeting, our executive compensation program received the support of a majority of shares voting on the advisory vote on executive compensation. At our 2012 Meeting, we also submitted a non-binding, advisory vote to our Stockholders to determine the frequency of our future say on pay votes. A majority of shares voting on that advisory vote agreed with the recommendation of our Board of Directors and approved an annual Say-on-Pay vote. Accordingly, Stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders of Jarden Corporation approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.

The compensation of our Named Executive Officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are competitive with the market, are focused on pay-for-performance principles, and are strongly aligned with the long-term interests of our Stockholders. Compensation of our Named Executive Officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.

Your vote on this Proposal 5 is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, our Board and our Compensation Committee value the opinions of our Stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our Stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Unless the Board modifies its policy of having annual Say-on-Pay votes, the next advisory Say-on-Pay vote will be held at the Company’s 2014 Annual Meeting of Stockholders.

The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the compensation of the Company’s Named Executive Officers as described in the compensation discussion and analysis, the compensation tables, and the related disclosures contained in this Proxy Statement.

PROPOSAL 6

STOCKHOLDER PROPOSAL ENTITLED “PROPOSAL TO REPEAL CLASSIFIED BOARD”

The State of North Carolina Equity Investment Fund Pooled Trust has given notice that it intends to present the proposal set forth below for action at the Annual Meeting. The Company will promptly provide the Stockholder’s name, address and number of shares of Common Stock held to any Stockholder upon receiving an oral or written request. The Company has no responsibility for the content of the proposal or supporting statement.

RESOLVED, that shareholders of Jarden Corporation urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2014 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2014 from completing the term for which such director was elected.

SUPPORTING STATEMENT

The proponent of this resolution is the State of North Carolina Equity Investment Fund Pooled Trust. The Shareholder Rights Project submitted this resolution on behalf of the North Carolina State Treasurer.

The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

According to data from FactSet Research Systems, the number of S&P 500 companies with classified boards declined by more than two-thirds from 2000 to 2012, and during the period January 1, 2011 to June 30, 2012:

•	More than 50 S&P 500 companies brought management proposals to declassify their boards to a vote an annual meetings;

•	More than 50 precatory declassification proposals passed at annual meetings of S&P 500 companies; and

•	The average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies exceeded 75%.

The significant shareholder support for declassification proposals is consistent with empirical studies reporting that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

•	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

•	Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Although one study (Bates, Becher and Lemmon, 2008) reports that classified boards are associated with higher takeover premiums, this study also reports that classified boards are associated with a lowered likelihood of an acquisition and that classified boards are associated with lower firm valuation.

Please vote for this proposal to make directors more accountable to shareholders.

STATEMENT IN OPPOSITION TO PROPOSAL:

The Board has carefully considered the above stockholder proposal, and believes that it is NOT in the best interest of the Stockholders. Consequently, the Board recommends that the Stockholders vote AGAINST the proposal for the following reasons:

The Board is committed to strong corporate governance policies and regularly considers and evaluates a broad range of corporate governance issues affecting the Company, including whether to maintain a classified board structure. In accordance with the Company’s Restated Certificate of Incorporation, as amended, and as expressly permitted under the Delaware General Corporation Law, the Company’s directors are divided into three classes that serve staggered three-year terms, such that one-third of the directors stand for election each year. The Company’s classified board structure is time-tested, having been in place for over ten years during which time the Company’s Common Stock has outperformed all except one of the stocks in the S&P Consumer Staples index, and it is an effective means of ensuring the involvement of committed director candidates, protecting the Company and its Stockholders against underpriced and abusive takeover attempts, and enhancing the independence and quality of the directors’ decision making.

The proponent’s statement refers to particular stockholder votes taken elsewhere and academic studies but does not state any specific reasons why declassifying the Board will benefit the Company or its Stockholders. The Board is aware of the recent shareholder/stockholder proposals that urge companies to abandon classified boards, the arguments that are generally made for and against a classified board system and the support that proposals to eliminate classified boards often receive.

The Board believes that the appropriate standard by which to judge a classified board structure is whether it promotes stockholder interests in the circumstances of the company in question. Having carefully considered all of these factors, however, the Board has determined that the Company’s current classified board structure results in continuity and quality of leadership that creates long-term stockholder value and continues to be in the best interests of the Company and its Stockholders for numerous reasons, including the following:

•	Our company has consistently delivered solid financial performance and increased stockholder value under its classified board structure.

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A classified board structure is designed to provide stability and continuity of leadership, prevent sudden disruptive changes to board composition, enhance long-term planning and ensure that at any given time a majority of the directors will have served for multiple years.

•	Directors on classified boards are equally as accountable to stockholders as directors elected annually.

•	A classified board protects the interests of our stockholders in obtaining the maximum possible value for their shares in a change of control transaction.

•	Electing a non-employee director to a three-year term provides the director increased independence from management and special interest groups.

•	Research does not necessarily support that single-class boards maximize stockholder return.

We discuss each of these reasons in favor of retaining our classified Board in greater detail below.

Consistently Strong Financial Performance

The proponent’s assertions that declassifying the Board “could... contribute to improving performance and increasing firm value,” and that classified boards are associated with “lower firm valuation,” “lower gains to shareholders,” “value-decreasing acquisition decisions,” “lower sensitivity of compensation to performance” and

“lower sensitivity of CEO turnover to firm performance,” are quite inconsistent with the Company’s sustained record of strong financial performance. We believe that our current board structure has yielded strong results for our Stockholders. Highlights of our Company’s performance include the following:

•	in 2012, Jarden Corporation (NYSE: JAH) out-performed all stocks in the S&P 500 Consumer Staples Index;

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compared to the stocks in the S&P 500 Consumer Staples Index, the Company has been among the top five performing stocks on a one -, five -, and ten-year basis (based on stock price appreciation) as of 2012;

•	as of 2012, the Company ranks #371 in the Fortune 500, up from #492 in 2007;

•	over the past decade, the Company ranks #15 in total rate of return to stockholders among Fortune 500 companies;

•	in August 2012, the Company was added to the S&P Mid-Cap index;

•	from 2003 to 2012, the Company has increased net sales by a compound annual growth rate of 31%;

•	in 2012, the Company achieved record net sales of $6.7 billion, and ended the year with approximately $1billion of cash on hand; and

•	over the past decade, the Company has expanded international sales from approximately 10% of net sales in 2002 to approximately 40% of net sales in 2012.

Given that the Company has significantly outperformed the S&P 500 Index in recent years, we believe that changing the Company’s long-standing governance structure simply to “fall in line” with S&P 500 firms would be a considerable disservice to our Stockholders. The fact that many large companies have taken steps to remove their classified boards is not, in the Board’s judgment, a persuasive reason for the Company to undertake the same initiative.

Stability and Continuity. The classified board structure provides stability, enhances mid- and long-term planning and ensures that, at any given time, a majority of the directors serving on the Board have substantial knowledge of the Company, its business and its strategic goals. Directors who have experience with the Company and deep knowledge about its business and affairs are a valuable resource and are better positioned to make the fundamental decisions that are best for the Company and its Stockholders, including decisions on strategic transactions, significant business commitments and use of financial and other resources. Without a classified board structure, the replacement of all directors in a single year is possible, which could lead to short-term disruption in the affairs of the Company. The Board also believes that the classified board structure assists in recruiting director candidates who are willing to make a long-term commitment of their time and energy to help the Company enhance stockholder value. It is important that the Company’s stockholders, employees, customers and other stakeholders are able to rely on the stability and continuity of the Company’s corporate policies and strategic goals.

Accountability to the Company’s Stockholders. A classified board remains accountable to the Company’s Stockholders. At each annual meeting, the Company’s Stockholders have the opportunity to evaluate and elect one-third of the Board. All of our directors are required by law to uphold their fiduciary duties to the Company and its stockholders regardless of the length of their term of office. Corporate governance requirements applicable to directors elected annually, including under New York Stock Exchange rules, the Sarbanes-Oxley Act of 2002 and Delaware fiduciary law standards, apply equally to classified directors. The Board believes that effective corporate governance results from the directors’ abilities and the care with which they fulfill their duties, not the frequency of their elections, and that a classified board structure in no way diminishes directors’ responsibilities and accountability to the Company’s stockholders.

Protection from Potentially Abusive and Unfair Takeover Tactics. The classified board structure also safeguards the Company against the efforts of a third party intent on quickly taking control of, and not paying fair value for, the business and assets of the Company. Our classified board structure enhances the ability of the Board to negotiate the best results for all stockholders in any takeover proposal by preventing the replacement of majority of our directors with hostile nominees at a single annual meeting. As a practical matter, because only one-third of directors are elected at any annual meeting, at least two annual meetings would be required to effect a change in majority of our directors, providing incumbent directors with time and leverage to evaluate the adequacy and fairness of the unsolicited takeover attempt, negotiate with the third party on behalf of all stockholders and weigh alternatives to provide maximum value for all Stockholders.

Independence. The Board believes that electing directors to three-year terms, rather than one-year terms, enhances the independence of non-management directors by providing them with a longer assured term of office, thereby insulating them from pressures from special interest groups that might have an agenda contrary to the long-term interests of all stockholders. The current classified board structure permits our directors to act independently and to focus on the long-term interests of the Company and its stockholders.

Commitment to Effective Corporate Governance Practices. We have an experienced and well-qualified Board. Our Board is committed to utilizing effective corporate governance practices and has adopted a Governance Principles and Code of Conduct Policy (a copy of which is available on our website at www.jarden.com) which, among other things, provides for annual evaluations of director independence and an annual self-assessment of our Board’s performance by the Nominating and Policies Committee. Our Board, with the assistance of its the Nominating and Policies Committee, continually seeks to improve and enhance its corporate governance practices by reviewing our existing practices in light of those of our peers and the current corporate governance environment, and retaining or implementing practices that it believes best serves the long-term interests of our Company and our stockholders.

The proponents of the proposal cite certain academic studies to support the assertion that classified boards have an adverse impact on companies. Stockholders should also be aware that other commentators have questioned the studies cited by the proponents, finding that classified boards often do not have a significant impact on share value, see, e.g., Michael E. Murphy, Attacking the Classified Board of Directors: Shaky Foundations for Shareholder Zeal, 65 Bus. Law 441 (2009), and are value enhancing for companies with low monitoring costs and high advising requirements, see Seoungpi Ahn, Vidhan K. Goyal & Keshab Shrestha, The Differential Effects of Classified Boards on Firm Value (July 17, 2010). One commentator has noted there is “growing literature that argues that the ‘one size fits all’ approach to board structure is misguided.” See Seoungpi Ahn, Differential Effects and studies cited therein. The study goes on to suggest that the impact on pay-performance sensitivity is found in companies with low advisory needs and high monitoring costs (i.e., companies that are considered to be relatively difficult for a board of directors to monitor, such as firms that have a relatively high ratio of research and development expenses to assets or companies for which net property, plant and equipment is a relatively low percentage of assets). See Seoungpi Ahn, Differential Effects. Commentators have noted that classified boards do not preclude takeovers and usually maximize shareholder value in change of control situations. See Murphy, Attacking the Classified Board of Directors. Additionally, the 2008 study by Bates et al. recognizes that classified boards may improve the relative bargaining power of managers on behalf of their constituent shareholders and that target shareholders of companies with classified boards receive a larger proportional share of the total value gains from a transaction. Thomas W. Bates, David A. Becher & Michael L. Lemmon, Board Classification and Managerial Entrenchment: Evidence from the Market for Corporate Control, 87 J. Fin. Econ. 656 (2008).

For the foregoing reasons, the Board unanimously believes that this proposal is not in the best interests of the Company or our Stockholders, and recommends that you vote “AGAINST” Proposal 6. Proxies solicited by the Board will be voted “AGAINST” this proposal unless a stockholder has otherwise indicated in voting the proxy.

The Board of Directors unanimously recommends a vote “AGAINST” the stockholder proposal to declassify our Board.

It is important to note that Stockholder approval of this proposal would not by itself declassify the Board. Under the Company’s Restated Certificate of Incorporation, as amended, to change the class structure of the Board, the Board must first authorize amendments to Company’s Restated Certificate of Incorporation, as amended. Stockholders would then have to approve each of those amendments with an affirmative vote of not less than two-thirds of the outstanding shares of the Company entitled to vote generally in the election of directors.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the best judgment of the persons named in the proxy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons who own more than 10% of the Company’s capital stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, we believe all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2012 fiscal year were timely filed with the SEC and the NYSE, except that, due to an administrative error, the Forms 4 reporting the annual director grants for 2012 to each of the outside directors were filed late.

Annual Report

A copy of the Company’s 2012 Annual Report to Stockholders is being mailed and/or made available to Stockholders along with this Proxy Statement. Any Stockholder who has not received a copy of the 2012 Annual Report to Stockholders and wishes to do so should contact the Company by mail at the address set forth on the Notice of Annual Meeting or by telephone at (914) 967-9400.

Form 10-K

The Company will furnish, without charge, to each Stockholder as of the Record Date, upon the written request of such Stockholder, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and any amendments thereto, as filed with the SEC, including the financial statements and schedules thereto. Stockholders should direct the written request to the Company’s Secretary, at Jarden Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580.

Proposals by Stockholders

Stockholder Proposals for Inclusion in the 2014 Proxy Statement

Under the rules of the SEC, if a Stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2014 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at 555 Theodore Fremd Avenue, Rye, New York 10580 by December 16, 2013. The proposal should be sent to the attention of the Secretary of the Company.

Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2014 Annual Meeting

Under the Company’s Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a Stockholder must follow in order to nominate directors or to bring other business before Stockholder meetings. These procedures provide that to nominate a candidate for director and/or an item of business to be introduced at the 2014 Annual Meeting of Stockholders must be delivered to or mailed and received in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2014 Annual Meeting of Stockholders between

January 30, 2014 and March 1, 2014; provided, however, that if the 2014 Annual Meeting of Stockholders is not held between April 30, 2014 and June 29, 2014, then the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.

The notice must describe various matters regarding the nominee, including, but not limited to, the name, address, occupation and the number of shares held by such nominee. Copies of the Company’s Bylaws may be obtained free of charge from the Secretary of the Company.

By Order of the Board of Directors

/s/ John E. Capps
John E. Capps
Executive Vice President, General Counsel and Secretary

April 15, 2013

Rye, New York

ANNEX A

JARDEN CORPORATION

2013 STOCK INCENTIVE PLAN

JARDEN CORPORATION

2013 STOCK INCENTIVE PLAN

JARDEN CORPORATION

2013 STOCK INCENTIVE PLAN

1. Purpose. The purpose of this 2013 STOCK INCENTIVE PLAN (the “Plan”) is to assist Jarden Corporation, a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(d) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean the involuntary termination of Participant’s Continuous Service based upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company or a Related Entity (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or a Related Entity, or (iii) the Participant having been convicted of a felony or a misdemeanor carrying a jail sentence of six months or more. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means the Compensation Committee of the Board. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(j) “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Related Entity, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a de facto employee or consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Covered Employee” means the person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers (other than the chief financial officer) of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(m) “Director” means a member of the Board or the board of directors of any Related Entity.

(n) “Disability” or “Disabled” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term disability insurance policy and any other termination of a Participant’s Continuous Service under such circumstances that the Committee determines to qualify as Disability for purposes of this Plan; provided, that if a Participant is a party to an employment or individual severance agreement with the Company or a Related Entity that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement; provided, further, that in case of any Award subject to Section 409A of the Code, Disability shall have the meaning set forth in Section 409A of the Code.

(o) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(p) “Effective Date” means the effective date of the Plan, which shall be Stockholder Approval Date.

(q) “Eligible Person” means each officer, Director, Employee, or Consultant. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

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(r) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(t) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(u) “Good Reason” shall, with respect to any Participant, have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, “Good Reason” shall have the meaning specified in the Participant’s Award Agreement.

(v) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(w) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(x) “Listing Market” means the New York Stock Exchange or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(y) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(z) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(aa) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(bb) “Outside Director” means any Director who is not also an Employee.

(cc) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(dd) “Performance Award” means any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(ee) “Performance Cash” means any cash incentives granted pursuant to Section 6(h) payable to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

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(ff) “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(gg) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(jj) “Prior Plan” means the Jarden Corporation 2009 Stock Incentive Plan.

(kk) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ll) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(mm) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(nn) “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(oo) “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 6(e) hereof.

(pp) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(qq) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(rr) “Shares” means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(ss) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

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(tt) “Stockholder Approval Date” means the date on which this Plan is approved by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Sections 162(m) and 422 of the Code, and the applicable requirements under the rules of the Listing Market.

(uu) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

(vv) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by an entity (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify; and (iii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to members of the Board, or officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

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(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total aggregate number of Shares reserved and available for delivery under the Plan shall be 6,000,000, plus any Shares remaining for grant and delivery under the Prior Plan on the Stockholder Approval Date.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Shares subject to (A) any Award, or after the Stockholder Approval Date, Shares subject to any awards granted under the Prior Plan, are forfeited, expire or otherwise terminate without issuance of such Shares, or (B) any Award, other than a Stock Appreciation Right Award, or after the Stockholder Approval Date, Shares subject to any award, other than a stock appreciation right, granted under the Prior Plan, that could have been settled with Shares is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares, the Shares to which those Awards or awards under the Prior Plan were subject, shall, to the extent of such forfeiture, expiration, or termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan.

(ii) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that an entity acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iii) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(iv) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 6,000,000 Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.

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(d) No Further Awards Under Prior Plan. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Stockholder Approval Date.

5. Eligibility; Per-Person Award Limitations.

(a) Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options and/or Stock Appreciation Rights with respect to more than 1,500,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards denominated in or valued by reference to a designated number of Shares that are intended to qualify as “performance-based compensation” exempt from the deduction limitations imposed under Section 162(m) of the Code, with respect to more than 1,500,000 Shares. A Participant may be granted Awards that are intended to qualify as “performance-based compensation” exempt from the deduction limitations imposed under Section 162(m) of the Code, in connection with his or her initial service covering an additional 250,000 Shares, in addition to the individual limitations described in the foregoing sentence. The maximum dollar value payable to any one Participant with respect to Performance Units and/or Performance Cash granted to a Participant during any calendar year that is intended to qualify as “performance-based compensation” exempt from the deduction limitations imposed under Section 162(m) of the Code, is $4,500,000.

(b) Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Outside Director during any single calendar year shall not exceed $500,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c)(i) and (ii), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s stockholders.

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(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Restrictions on Transfer of Shares. The Committee may, in its sole discretion, impose in any Award of an Option restrictions on the transferability of the Shares issued upon exercise of such Option. If any such restrictions are imposed, the Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the Shares subject to such transfer restrictions will remain in the physical custody of an escrow holder until such restrictions are removed or have expired. The Committee may require that certificates representing the Shares subject to such restrictions bear a legend making appropriate reference to the restrictions imposed. Subject to any restrictions imposed in accordance with this Section 6(b)(iii), the Participant will have all rights of a stockholder with respect to any such Shares acquired upon an Option exercise, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto.

(iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;

(B) the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and

(C) if shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

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(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Other than pursuant to Section 10(c)(i) and (ii), the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without stockholder approval.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights, other than dividend rights, of a stockholder, including the right to vote the Restricted Stock. A Participant granted Restricted Stock shall have the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee), if and only to the extent

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provided in the Participant’s Award Agreement. During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan, in each case in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed. Notwithstanding the provisions of this Section 6(d)(iv), cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award that vests based on achievement of performance goals shall either (x) not be paid or credited or (y) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

(e) Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the

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Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant and except as otherwise provided below, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code). Notwithstanding the provisions of this Section 6(e)(iii), Dividend Equivalents credited in connection with a Restricted Stock Unit Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Unit Award with respect to which such Dividend Equivalents have been credited.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Person as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements; provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents in connection with another Award granted to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments, in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards shall be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively

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determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis, in each case in a manner that does not violate the requirements of Section 409A of the Code. Dividend Equivalents credited in connection with a Performance Award shall be subject to restrictions and risk of forfeiture to the same extent as the Performance Award with respect to which such Dividend Equivalents have been credited.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine. Dividend Equivalents credited in connection with Other Stock-Based Awards that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Other Stock-Based Awards with respect to which such Dividend Equivalents have been credited.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone (except for Dividend Equivalent Awards) or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to comply with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee. The term of any Option or Stock Appreciation Right shall not exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code); provided, however, that in the event that on the last day of the term of an Option or a Stock Appreciation Right, other than an Incentive Stock Option, the exercise of the Option or Stock Appreciation Right would violate an applicable federal, state, local, or foreign law, the Committee may, in its sole and absolute discretion, extend the term of the Option or Stock Appreciation Right for a period of no more than thirty (30) days after the date on which the exercise of the Option or Stock Appreciation Right would no longer violate an applicable federal, state, local, and foreign laws, provided that such extension of the term of the Option or Stock Appreciation Right would not cause the Option or Stock Appreciation Right to violate the requirements of Section 409A of the Code.

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an

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Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Listing Market. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on an deferred basis, all shall be done all in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

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(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest, or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

8. Code Section 162(m) Provisions.

(a) Covered Employees. If and only to the extent that the Committee elects to have the provisions of this Section 8 apply to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award, the provisions of this Section 8 shall be applicable to that Award if it is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, and is intended to qualify as “performance-based compensation” that is exempt from the deduction limitations imposed under Section 162(m) of the Code.

(b) Performance Criteria. If an Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share and/or earnings per share growth; (2) net revenue and/or net revenue growth; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital); (4) margins and/or operating margin; (5) return on assets, sales, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; net income growth; pretax earnings; earnings before income taxes and amortization; earnings before income taxes and amortization growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return and/or total stockholder return growth including an increase in the value of a Share; (13) debt reduction; (14) market share; (15) entry into new markets,

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either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) the Fair Market Value of a Share; and/or (19) capital raises in excess of specified amounts. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Awards subject to this Section 8 shall be measured over a Performance Period no longer than five years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to Awards subject to this Section 8, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

9. Change in Control.

(a) Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, and except as otherwise provided in Section 9(a)(iv) hereof, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i) Except as otherwise provided in Section 9(a)(iv), any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Except as otherwise provided in Section 9(a)(iv), any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) Except as otherwise provided in Section 9(a)(iv), with respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the Performance Period completed as of the Change in Control).

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(iv) Notwithstanding the foregoing or any provision in any Award Agreement to the contrary, and unless the Committee otherwise determines in a specific instance, or as is provided in any employment or other agreement between the Participant and the Company or any Related Entity, each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii), if either (A) the Company is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance with Section 10(c)(ii) hereof. Notwithstanding the foregoing, if and only to the extent provided in an Award Agreement and on such terms and conditions as may be set forth in an Award Agreement, in the event a Participant’s employment is terminated without Cause by the Company or any Related Entity or by such successor company or by the Participant for Good Reason within 24 months following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 9(a)(i), (ii) and (iii) above.

(b) Definition of “Change in Control”. Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (A) being hereinafter referred to as a “Business Reorganization”), or (B) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the

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board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Corporation or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon) and are otherwise not inconsistent with the rules as to the use of Form S-8 Registration Statement under the Securities Act of 1933, as amended (or any successor or, at the sole discretion of the Committee, other registration statement pursuant to which Awards, Shares, rights or interests under the Plan are then registered under such Act). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

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(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any one or more of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by or in connection with cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction); provided, however, the provisions set forth in Section 9(a)(iv) shall apply with respect to the foregoing approaches, regardless of whether the transaction constitutes a Change in Control. For the purposes of this Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance

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goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant. Notwithstanding the foregoing, no adjustments may be made with respect to any Awards subject to Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d) Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

(e) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award not to be in excess of the minimum statutory withholding required, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations not in excess of the minimum statutory withholding required, either on a mandatory or elective basis in the discretion of the Committee.

(f) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award. In addition, without the approval of the Company’s stockholders, the Board may not alter

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or amend the 2013 Plan if such alteration or amendment would permit (i) the lowering of the exercise price per Share of an Option or the grant price per Share of a Stock Appreciation Right after it is granted, (ii) the cancelling of an Option or a Stock Appreciation Right when the exercise or grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (iii) the Committee to take any other action with respect to an Option or a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market.

(g) Clawback of Benefits. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, except as otherwise provided in the Participant’s Award Agreement, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements (and/or awards issued under the Prior Plans) may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

(h) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of the their respective officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(i) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

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(j) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(k) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(l) Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(m) Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

(n) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(o) Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

(p) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan was adopted by the Board on February 23, 2013 and shall become effective on the Stockholder Approval Date, provided that the Stockholder Approval Date occurs within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Stockholder Approval Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

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ANNEX B

Jarden Corporation

2013 Employee Stock Purchase Plan

This Jarden Corporation 2013 Employee Stock Purchase Plan (the “Plan”) is effective August 1, 2013 (the “Effective Date”), subject to prior approval by the Company’s stockholders.

1. Purpose and Structure of the Plan and its Sub-Plans.

1.1 The purpose of this Plan is (a) to provide eligible employees of the Company and Participating Companies who wish to become stockholders in the Company a convenient method of doing so, (b) to encourage employees to work in the best interests of stockholders of the Company, (c) to support recruitment and retention of qualified employees, and (d) to provide employees an advantageous means of accumulating long-term investments. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company. This Plan document is an omnibus document which includes a sub-plan (“Statutory Plan”) designed to permit offerings of grants to employees of certain Subsidiaries that are Participating Companies where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any Subsidiary, individual, offering or grant) and also separate sub-plans (“Non-Statutory Plans”) which permit offerings of grants to employees of certain Participating Companies which are not intended to satisfy the requirements of Section 423 of the Code. Section 6 of the Plan sets forth the maximum number of shares to be offered under the Plan (and its sub-plans), subject to adjustments as permitted under Sections 19 and 20.

1.2 The Statutory Plan shall be a separate and independent plan from the Non-Statutory Plans, provided, however, that the total number of shares authorized to be issued under the Plan applies in the aggregate to both the Statutory Plan and the Non-Statutory Plans. Offerings under the Non-Statutory Plans may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions. Offerings under the Non-Statutory Plans may also be made to employees of entities that are not Subsidiaries.

1.3 All employees who participate in the Statutory Plan shall have the same rights and privileges under such sub-plan except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5). The terms of the Statutory Plan shall be those set forth in this Plan document to the extent such terms are consistent with the requirements for qualification under Code Section 423. The Administrator may adopt Non-Statutory Plans applicable to particular Participating Companies or locations that are not participating in the Statutory Plan. The terms of each Non-Statutory Plan may take precedence over other provisions in this document, with the exception of Sections 6, 19 and 20 with respect to the total number of shares available to be offered under the Plan for all sub-plans. Unless otherwise superseded by the terms of such Non-Statutory Plan, the provisions of this Plan document shall govern the operation of such Non-Statutory Plan. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to the Statutory Plan and the Non-Statutory Plans.

2. Definitions.

2.1 “Account” means the funds accumulated with respect to an individual employee as a result of deductions from such employee’s paycheck (or otherwise as permitted in certain circumstances under the terms of the Plan) for the purpose of purchasing Common Stock under this Plan. The funds allocated to an employee’s Account shall be deposited in the Company’s general corporate accounts and may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such funds allocated to an employee’s Account from any other corporate funds, except to the extent such commingling may be prohibited by the laws of any applicable jurisdiction.

2.2 “Administrator” means the Committee or the persons acting within the scope of their authority to administer the Plan pursuant to a delegation of authority from the Committee pursuant to Section 22.

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2.3 “Affiliate” means an entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

2.4 “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means, except as otherwise specified in any employment agreement between the Participant and the Company or any Subsidiary or Affiliate, the occurrence of any of the following:

(a) The acquisition by any Person of Beneficial Ownership of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 2.6, the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) below; or

(b) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (A) being hereinafter referred to as a “Business Reorganization”), or (B) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of

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such Business Reorganization or Asset Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Corporation or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means the Compensation Committee of the Board. The Committee may delegate its responsibilities as provided in Section 22.

2.9 “Common Stock” means the common stock, par value $0.01 per share, of the Company.

2.10 “Company” means Jarden Corporation, a Delaware corporation.

2.11 “Compensation” means, unless the Committee establishes otherwise for a future offering, all base pay, inclusive of any employer-paid leave, overtime, cash bonuses, and commissions.

2.12 “Enrollment Agreement” means an agreement between the Company and an employee, in such form as may be established by the Company from time to time, pursuant to which the employee elects to participate in this Plan, or elects changes with respect to such participation as permitted under the Plan.

2.13 “ESPP Broker” means a stock brokerage or other entity designated by the Company to establish accounts for Common Stock purchased under the Plan by participants.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.15 “Fair Market Value” means the closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, and if there were no trades on such date, on the day on which a trade occurred next preceding such date.

2.16 “Offering Date” as used in this Plan shall be the commencement date of an offering. A different date may be set by the Committee.

2.17 “Participating Company” means the Company and any Subsidiary or Affiliate that has been designated by the Administrator to participate in the Plan. For purposes of participation in the Statutory Plan, only the Company and its Subsidiaries may be considered Participating Companies, and the Administrator shall designate from time to time which Subsidiaries will be Participating Companies in the Statutory Plan. The Administrator shall designate from time to time which Subsidiaries and Affiliates will be Participating Companies in particular Non-Statutory Plans. The foregoing designations and changes in designation by the Administrator shall not require stockholder approval. Notwithstanding the foregoing, the term “Participating Company” shall not include any Subsidiary or Affiliate that offers its employees the opportunity to participate in an employee stock purchase plan covering the Subsidiary’s or Affiliate’s common stock.

2.18 “Plan” means this Jarden Corporation 2013 Employee Stock Purchase Plan.

2.19 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

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2.20 “Purchase Date” means the last day of an offering.

2.21 “Purchase Price” is the price per share of Common Stock of the Company as established pursuant to Section 5 of the Plan.

2.22 “Subsidiary” means any corporation (other than the Company), domestic or foreign, that is in an unbroken chain of corporations beginning with the Company if, on an Offering Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as described in Code Section 424(f).

3. Employees Eligible to Participate. Any employee of a Participating Company who is in the employ of any Participating Company on one or more Offering Dates. Notwithstanding the foregoing, employees of a Participating Company who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) shall not be eligible to participate in the Statutory Plan if: (i) the grant of an option under the Plan to such employee is prohibited under the laws of such jurisdiction; or (ii) compliance with the laws of such foreign jurisdiction would cause the Statutory Plan to violate the requirements of Section 423 of the Code. During paid leaves of absence approved by the Committee and meeting the requirements of the applicable treasury regulations promulgated under the Code, a participant may elect to continue participation in the Plan for three months or for such longer period as permitted under applicable treasury regulations.

4. Offerings. Subject to the right of the Company in its sole discretion to sooner terminate the Plan or to change the commencement date or term of any offering, commencing August 1, 2013, the Plan will operate with separate consecutive six-month offerings with the following Offering Dates: August 1 and February 1. Unless a termination of or change to the Plan has previously been made by the Company, the final offering under this Plan shall commence on February 1, 2023 and terminate on July 31, 2023. In order to become eligible to purchase shares, an employee must complete and submit an Enrollment Agreement and any other necessary documents before the Offering Date of the particular offering in which he or she wishes to participate. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering. Notwithstanding the foregoing, the Committee may establish (i) a different term for one or more future offerings and (ii) different commencing and ending dates for such offerings; provided, however, that in no event shall any offering exceed 27 months. In the event the first or the last day of an offering is not a regular business day, then the first day of the offering shall be deemed to be the next regular business day and the last day of the offering shall be deemed to be the last preceding regular business day.

5. Price. The Purchase Price per share shall be eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Common Stock on the Offering Date of such offering and (ii) the Fair Market Value of the Common Stock on the Purchase Date of such offering.

6. Number of Shares to be Offered. The maximum number of shares that will be offered under the Plan is 2,250,000 shares, subject to adjustment as permitted under Section 20. The shares to be sold to participants under the Plan will be Common Stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 12 exceeds the number of shares then available under the Plan or a given sub-plan (after deduction of all shares for which options have been exercised under the Plan or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as it determines is practicable and equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of the reduction to each employee affected. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury shares. Provided that this Plan is approved by the stockholders of the Company on or before the Effective Date, no further awards shall be made under the Jarden Corporation 2010 Employee Stock Purchase Plan on or after the Effective Date.

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7. Participation.

7.1 An eligible employee may become a participant by completing an Enrollment Agreement provided by the Company and submitting it to the Company, or with such other entity designated by the Company for this purpose, prior to the commencement of the offering to which it relates. The Enrollment Agreement may be completed at any time after the employee becomes eligible to participate in the Plan, and will be effective as of the Offering Date next following the receipt of a properly completed Enrollment Agreement by the Company (or the Company’s designee for this purpose).

7.2 Payroll deductions for a participant shall commence on the Offering Date as described above and shall continue through subsequent offerings pursuant to Section 10 until the participant’s termination of employment, subject to modification by the employee as provided in Section 8.1, and unless participation is earlier withdrawn or suspended by the employee as provided in Section 9.

7.3 Payroll deduction shall be the sole means of accumulating funds in a participant’s Account, except in foreign countries where payroll deductions are not allowed, in which case the Company may authorize alternative payment methods.

7.4 The Company may require current participants to complete a new Enrollment Agreement at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

8. Payroll Deductions.

8.1 At the time an employee files a payroll deduction authorization, the employee shall elect to have deductions made from the employee’s Compensation on each payday during each calendar year, which shall be at least $60 but shall not exceed $10,000 of the participant’s Compensation for such calendar year (or such other amounts as the Committee may establish from time to time for a future offering), subject to the restrictions set forth in the Plan. The amount of payroll withholding for each participant for each pay period shall be generally determined by dividing the annual payroll withholding amount chosen by each participant by the total number of pay periods such participant has in such calendar year, subject to the discretion of the Committee. A participant may elect, at any time during an offering, to (i) increase or decrease the amount to be withheld from his or her Compensation, or (ii) discontinue payroll contributions, by completing and filing with the Company an amended Enrollment Agreement authorizing the increase, decrease or cessation of payroll deductions. The change shall be effective as of the beginning of the next payroll period following the date of filing the amended Enrollment Agreement if the amended Enrollment Agreement is filed at least ten days prior to such date (the “Change Notice Date”) and, if not, as of the beginning of the next succeeding payroll period. All payroll deductions accrued by a participant as of a Change Notice Date shall continue to be applied toward the purchase of Common Stock on the Purchase Date, unless a participant withdraws from an offering or the Plan, pursuant to Section 9. An amended Enrollment Agreement shall remain in effect until the participant changes such Enrollment Agreement in accordance with the terms of the Plan. The Committee may, from time to time, establish (x) limitations on the frequency and/or number of any permitted changes in the amount withheld during an offering, (y) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (z) such other limitations or procedures as deemed advisable by the Committee in the Committee’s sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

8.2 All payroll deductions made for a participant shall be credited to his or her Account under the Plan. A participant may not make any separate cash payment into his or her Account nor may payment for shares be made other than by payroll deduction, except as provided under Section 7.3.

8.3 A participant may withdraw from or suspend his or her participation in the Plan as provided in Section 9. A participant may also make a prospective election, by changing his or her payroll deduction amount to zero as set forth in Section 8.1, to cease participation in the Plan effective as of the next Offering Date.

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8.4 Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 21 hereof, or any other applicable law, a participant’s payroll deductions may be decreased, including to zero, at such time during any offering which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such offering and any other offering ending within the same calendar year are equal to $21,250. Payroll deductions shall recommence at the rate provided in the participant’s Enrollment Agreement at the beginning of the following offering which is scheduled to end in the following calendar year, unless the participant withdraws from an offering or the Plan, pursuant to Section 9.

9. Withdrawal and Suspension.

9.1 An employee may withdraw from an offering, in whole but not in part, at any time during the offering for which such withdrawal is to be effective, or by any other date specified by the Administrator for a future offering, by submitting a withdrawal notice to the Company, in which event the Company will refund the entire balance of his or her Account as soon as practicable thereafter.

9.2 If an employee withdraws or suspends his or her participation pursuant to Section 9.1, he or she shall not participate in a subsequent offering unless and until he or she re-enters the Plan. To re-enter the Plan, an employee who has previously withdrawn or suspended participation by reducing payroll deductions to zero must file a new Enrollment Agreement in accordance with Section 7.1. The employee’s re-entry into the Plan will not become effective before the beginning of the next offering following his or her withdrawal or suspension.

10. Automatic Re-Enrollment. At the termination of each offering each participating employee who continues to be eligible to participate pursuant to Section 3 shall be automatically re-enrolled in the next offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, any balance in each employee’s Account shall be refunded to him or her.

11. Interest. No interest will be paid or allowed on any money in the Accounts of participating employees, except to the extent payment of interest is required by the laws of any applicable jurisdiction.

12. Granting of Option. On each Offering Date, this Plan shall be deemed to have granted to the participant an option for as many shares (which may include a fractional share) as he or she will be able to purchase with the amounts credited to his or her Account during his or her participation in that offering. Notwithstanding the foregoing, no participant may purchase more than 500 shares of Common Stock during any single offering. This number may be adjusted as permitted pursuant to Section 20 of the Plan.

13. Exercise of Option.

13.1 Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his or her option on that date and shall be deemed to have purchased from the Company the number of shares (which may include a fractional share) of Common Stock reserved for the purpose of the Plan as the balance of his or her Account on such date will pay for at the Purchase Price.

13.2 In the event that the Administrator determines for a future offering that fractional shares may not be issued, any cash balance remaining in a participant’s Account at the termination of an offering that is not sufficient to purchase a whole share of Common Stock, shall be carried over in the participant’s Account and applied to the purchase of Common Stock in the next offering, provided the participant participates in the next offering and the purchase complies with Section 21. If the Participant does not participate in the next offering, such remaining cash balance shall be refunded to the participant as soon as practical after the Purchase Date.

13.3 Any amount remaining to the credit of a participant’s Account after the purchase of shares by the Participant on a Purchase Date which is sufficient to purchase one or more full shares of Common Stock shall be refunded to the participant as soon as practical after the Purchase Date.

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14. Tax Obligations. To the extent any (i) grant of an option to purchase shares, (ii) purchase of shares, or (iii) disposition of shares purchased under the Plan gives rise to any tax withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction) the Administrator may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from an employee’s current compensation, cash payments to the Company or another Participating Company by an employee, or a sale of a portion of the Common Stock purchased under the Plan, which sale may be required and initiated by the Company.

15. Employee’s Rights as a Stockholder. No participating employee shall have any right as a stockholder with respect to any shares until the shares have been purchased in accordance with Section 13 above and the Common Stock has been issued by the Company.

16. Evidence of Stock Ownership.

16.1 Following the end of each offering, the number of shares of Common Stock purchased by each participant shall be deposited into an account established in the participant’s name at the ESPP Broker.

16.2 A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his or her ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant’s ESPP Broker account until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant’s choosing.

16.3 Notwithstanding the above, a participant who is not subject to income taxation under the Code may move his or her shares to another brokerage account of his or her choosing at any time, without regard to the satisfaction of the Section 423(a) holding period.

17. Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her Account or an option or any rights with regard to the exercise of an option or rights to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, the action or claim will be treated as an election to withdraw funds in accordance with Section 9. During the employee’s lifetime, only the employee can make decisions regarding the participation in or withdrawal from an offering under the Plan.

18. Termination or Transfer of Employment.

18.1 Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the Account of a participating employee shall be paid to the employee or his or her estate. Whether and when employment is deemed terminated for purposes of this Plan shall be determined by the Administrator in its sole discretion and may be determined without regard to statutory notice periods or other periods following termination of active employment.

18.2 In the event that a participant who is an employee of a Participating Company in a Non-Statutory Plan is transferred and becomes an employee of a different Participating Company in a Non-Statutory Plan, during an offering, such individual may, subject to the terms and eligibility of the Non-Statutory Plan of the new employer, become a participant under the Non-Statutory Plan of the new employer for the duration of the offering in effect

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at that time. Unless otherwise required under local law, any payroll deductions or other approved contributions may continue to be held by the Participating Company former employer of the participant for the remainder of the offering. At the next Purchase Date, all payroll deductions and other approved contributions made by or to such Participating Company former employer and/or the employer Participating Company shall be aggregated for the purchase of shares of Common Stock under, and subject to the terms and limitations of, the Non-Statutory Plan of the new employer.

18.3 In the event that an employee of a Participating Company in the Statutory Plan and who is a participant in the Statutory Plan is transferred and becomes an employee of a Participating Company in a Non-Statutory Plan during an offering, such individual may, subject to the terms and eligibility of the Non-Statutory Plan of the new employer, become a participant under the Non-Statutory Plan of the new employer for the duration of the offering in effect at that time. Unless otherwise required under local law, any payroll deductions may continue to be held by the Participating Company former employer for the remainder of the offering. At the next Purchase Date, all payroll deductions and other approved contributions made by or to the Participating Company former employer and/or the employer Participating Company may be aggregated for the purchase of shares of Common Stock under, and subject to the terms and limitations of, the Non-Statutory Plan of the new employer.

19. Amendment or Discontinuance of the Plan.

19.1 The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, stockholder approval will be required for any amendment that will (i) increase the total number of shares as to which options may be granted under the Plan, except as provided in Section 20, (ii) modify the class of employees eligible to receive options, or (iii) otherwise require stockholder approval under any applicable law or regulation; and provided further, that except as provided in this Section 19, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any Participant.

19.2 The Plan shall continue in effect for ten years after the date of its adoption by the Board. Notwithstanding the foregoing, the Board may at any time and for any reason suspend or terminate the Plan. During any period of suspension or upon termination of the Plan, no options shall be granted.

19.3 Except as provided in Section 20, no such termination of the Plan may affect options previously granted, provided that the Plan or an offering may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an offering then in progress if the Board determines that termination of the Plan and/or the offering is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the offering would cause the Company to incur adverse accounting charges as a result of a change after the Effective Date in the generally accepted accounting rules applicable to the Plan.

20. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase including, without limitation, closing an offering early and permitting purchase on the last business day of the reduced offering period, or terminating an offering and refunding participants’ Account balances.

21. Share Ownership. Notwithstanding anything in the Plan to the contrary, no employee shall be permitted to subscribe for any shares under the Plan if the employee, immediately after such subscription, owns shares (including all shares that may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations. For the foregoing purposes the rules of Section 424(d) of the Code shall apply in determining share ownership, and shares the employee may purchase under outstanding options shall be treated as owned by the employee. In addition, no employee shall be allowed to subscribe for any shares under the Plan

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that permit his or her rights to purchase shares under all “employee stock purchase plans” of the Company and its parent or subsidiary corporations to accrue at a rate that exceeds $25,000 of Fair Market Value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which the right to subscribe is outstanding at any time. Notwithstanding the above, lower limitations may be imposed with respect to participants in a Non-Statutory Plan or participants in the Statutory Plan who are subject to laws of another jurisdiction where lower limitations are required.

22. Administration and Board Authority.

22.1 The Plan shall be administered by the Board. The Board has delegated its full authority under the Plan to the Committee, and the Committee may further delegate any or all of its authority under this Plan to such senior officer(s) of the Company as it may designate, to the extent not prohibited by law or rules of the New York Stock Exchange. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Committee shall be construed to apply equally to the Board. Any references to the Board mean only the Board. The authority that may be delegated by the Committee includes, without limitation, the authority to (i) establish Non-Statutory Plans and determine the terms of such sub-plans (including, without limitation, rules and procedures regarding handling of payroll deductions or other approved contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements and determining the eligible employees that may enroll in a Non-Statutory Plan), (ii) designate from time to time which Subsidiaries will participate in the Statutory Plan, which Subsidiaries and Affiliates will be Participating Companies, and which Participating Companies will participate in a particular Non-Statutory Plan, (iii) determine procedures for eligible employees to enroll in or withdraw from a sub-plan, setting or changing payroll deduction amounts, and obtaining necessary tax withholdings, (iv) allocate the available shares under the Plan to the sub-plans for particular offerings, and (v) adopt amendments to the Plan or any sub-plan including, without limitation, amendments to increase the shares available for issuance under the Plan pursuant to Section 20 (but not including increases in the available shares above the maximum permitted by Sections 6 and 20 which shall require Board and stockholder approval).

22.2 The Administrator shall be vested with full authority and discretion to construe the terms of the Plan and make factual determinations under the Plan, and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant. The Administrator may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, a vendor or vendors to perform enrollment and brokerage services. The authority of the Administrator will specifically include, without limitation, the power to make any changes to the Plan with respect to the participation of employees of any Subsidiary or Affiliate that is organized under the laws of a country other than the United States of America when the Administrator deems such changes to be necessary or appropriate to achieve a desired tax treatment in such foreign jurisdiction or to comply with the laws applicable to such non-U.S. Subsidiaries or Affiliates. Those changes may include, without limitation, the exclusion of particular Subsidiaries or Affiliates from participation in the Plan; modifications to eligibility criteria, maximum number or value of shares that may be purchased in a given period, or other requirements set forth herein; and procedural or administrative modifications. Any modification relating to offerings to a particular Participating Company will apply only to that Participating Company, and will apply equally to all similarly situated employees of that Participating Company. The rights and privileges of all employees granted options under the Statutory Plan shall be the same. To the extent any changes approved by the Administrator would jeopardize the tax-qualified status of the Statutory Plan, the change shall cause the Participating Companies affected thereby to be considered Participating Companies under a Non-Statutory Plan or Non- Statutory Plans instead of the Statutory Plan.

22.3 Notwithstanding the provisions of Sections 22.1 and 22.2 above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the

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administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not “disinterested” as that term is used in Rule 16b-3.

23. Notices. All notices or other communications by a participant to the Company or other entity designated for a particular purpose under or in connection with the Plan shall be deemed to have been duly given when received by the Company or other designated entity, or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

24. Change of Control. In the event of a Change of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the “Successor Company”). In the event that the Successor Company refuses to assume or substitute for the option, any offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the Change of Control. The Administrator shall notify each participant in writing, prior to the new Purchase Date, that the Purchase Date for the participant’s option has been changed to the new Purchase Date and that the participant’s option shall be exercised automatically on the new Purchase Date, unless prior to such date the participant has withdrawn from an offering then in progress or the Plan as provided in Section 9.

25. Dissolution or Liquidation of the Company. In the event of the proposed dissolution or liquidation of the Company, the offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Purchase Date shall be a specified date before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, prior to the new Purchase Date, that the Purchase Date for the participant’s option has been changed to the new Purchase Date and that the participant’s option shall be exercised automatically on the new Purchase Date, unless prior to such date the participant has withdrawn from an offering then in progress or the Plan as provided in Section 9.

26. Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of the employee’s own affairs. An employee, therefore, may sell Common Stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable Federal, state or foreign securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMPANY’S STOCK.

27. Governmental Regulation/Compliance with Applicable Law/Separate Offering. The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares. In addition, the terms of an offering under this Plan, or the rights of an employee under an offering, may be modified to the extent required by applicable law. For purposes of this Plan, the Administrator also may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Companies will participate, even if the dates of the offerings are identical.

28. No Employment/Service Rights. Nothing in the Plan shall confer upon any employee the right to continue in employment for any period of specific duration, nor interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing such person), or of any employee, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

29. Dates and Times. All references in the Plan to a date or time are intended to refer to dates and times determined pursuant to U.S. Eastern Standard Time. Business days for purposes of the Plan are U.S. business days.

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30. Masculine and Feminine, Singular and Plural. Whenever used in the Plan, a pronoun shall include the opposite gender and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so require.

31. Governing Law. The Plan shall be governed by the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

32. No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such Committee member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 29, 2013.
Vote by Internet
• Go to www.envisionreports.com/JAH • Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3, 4 and 5 and AGAINST Proposal 6.

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1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Ian G. H. Ashken	☐	☐	02 - William P. Lauder	☐	☐	03 - Robert L. Wood	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Adoption and approval of the Jarden Corporation 2013 Stock Incentive Plan.	☐	☐	☐	3.	Adoption and approval of the Jarden Corporation 2013 Employee Stock Purchase Plan.	☐	☐	☐

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as Jarden Corporation’s independent registered public accounting firm for the year ending December 31, 2013.	☐	☐	☐	5.	Advisory approval of Jarden Corporation’s executive compensation.	☐	☐	☐

6.	Stockholder proposal to declassify the Board of Directors.	☐	☐	☐	7.	In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders,

you can be sure your shares are represented at the meeting by promptly voting your shares via Internet or telephone, or by returning your proxy in the enclosed envelope.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Jarden Corporation

Annual Meeting of Stockholders — May 30, 2013

This Proxy Solicited on Behalf of the Board of Directors

I (we) hereby authorize Martin E. Franklin and Ian G.H. Ashken, or any one of them, with full power of substitution, as attorneys and proxies, to appear and vote as designated on the reverse side, all shares of Common Stock of Jarden Corporation held of record by you on April 5, 2013, at the Annual Meeting of Stockholders to be held on May 30, 2013 at 555 Theodore Fremd Avenue, Rye, NY 10580 and any adjournments or postponements thereof, and upon any and all matters which may properly be brought before the meeting or any adjournments or postponements thereof, thereby revoking all former proxies.

Share represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR all the nominees listed, FOR Proposals 2, 3, 4 and 5 and AGAINST Proposal 6. This proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of the Annual Meeting of Stockholders to the above stockholder.

(Items to be voted appear on reverse side.)

Vote by Internet
•	Go to www.envisionreports.com/jah
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Jarden Corporation Stockholder Meeting to be Held on Thursday, May 30, 2013.

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/jah to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 20, 2013 to facilitate timely delivery.

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Jarden Corporation’s Annual Meeting of Stockholders will be held on Thursday, May 30, 2013 at 555 Theodore Fremd Avenue, Rye, New York 10580 at 10:00 a.m. Eastern Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR all the nominees listed, FOR Proposals 2, 3, 4 and 5 and AGAINST Proposal 6.

1.	Election of Class II Directors: Ian G.H. Ashken, William P. Lauder and Robert L. Wood.

2.	Adoption and approval of the Jarden Corporation 2013 Stock Incentive Plan.

3.	Adoption and approval of the Jarden Corporation 2013 Employee Stock Purchase Plan.

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as Jarden Corporation’s independent registered public accounting firm for the year ending December 31, 2013.

5.	Advisory approval of Jarden Corporation’s executive compensation.

6.	Stockholder proposal to declassify the Board of Directors.

7.	To transact such other business as may properly be brought before the meeting and any adjournment and postponement thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

To obtain directions to attend the Annual Meeting and vote in person, please call Investor Relations at (914) 967-9400.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet – Go to www.envisionreports.com/jah. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials Jarden Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 20, 2013.

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